Exhibit 4.1

____________________________________

GENCORP INC.

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

AS TRUSTEE

4.0625% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2039

____________________________________

Indenture

Dated as of December 21, 2009

____________________________________

Reconciliation and tie between Trust Indenture Act
of 1939 and Indenture, dated as of December 21, 2009

Trust Indenture Act Section	Indenture Section

§ 310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	Not Applicable
(b)	7.08, 7.10
(c)	Not Applicable
§ 311(a)	7.11
(b)	7.11
(c)	Not Applicable
§ 312(a)	2.05
(b)	10.03
(c)	10.03
§ 313(a)	7.06
(b)(1)	Not Applicable
(b)(2)	7.06
(c)	7.06
(d)	7.06
§ 314(a)	402, 403
(c)(1)	10.04
(c)(2)	10.04
(c)(3)	Not Applicable
(e)	4.03
(f)	Not Applicable
§ 315(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.11
§ 316(a) (last sentence)	2.10
(a)(l)(A)	6.05
(a)(l)(B)	6.04
(a)(2)	Not Applicable
(b)	6.07
§ 317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
§ 318(a)	10.01

Note:           This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

(continued)

(continued)

(continued)

EXHIBIT A:	FORM OF DEBENTURE

EXHIBIT B:	FORM OF CERTIFICATION FOR TRANSFER PURSUANT TO RULE 144

EXHIBIT C:	FORM OF STOCK LEGENDS

EXHIBIT D:	FORM OF TRANSFER CERTIFICATE FOR TRANSFER OF RESTRICTED COMMON STOCK

v

THIS INDENTURE, dated as of December 21, 2009, is between GenCorp Inc., an Ohio corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association organized and existing under the laws of the United States, as trustee (the “Trustee”).  The Company has duly authorized the creation of its 4.0625% Convertible Subordinated Debentures due 2039 (the “Debentures”) and to provide therefor the Company and the Trustee have duly authorized the execution and delivery of this Indenture.  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders from time to time of the Debentures:

ARTICLE I

DEFINITIONS

SECTION 1.01.                              Definitions.

“Additional Interest” means any interest payable pursuant to Section 4.09 or 6.02(b).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Registrar, Paying Agent, Conversion Agent or co-registrar.

“Agent Member” means any member of, or participant in, the Depositary.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, or to the delegending of Global Securities or shares of Common Stock, the rules and procedures of the Depositary for such Global Security to the extent applicable to such transaction and as in effect from time to time.

“Board of Directors” means (i) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of the board of directors, (ii) with respect to a partnership, the general partner or the board of directors of the general partner, as applicable, of the partnership and (iii) with respect to any other entity, the board or committee of that entity serving a similar function.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into, or exchangeable for, such equity.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.  Subject to the provisions of Section 12.06, however, shares issuable on conversion of Debentures shall include only shares of the class designated as Common Stock at the Issue Date or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion to which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications. References to the Company in this definition shall also include any successor or purchasing corporation, or its direct or indirect parent entity, the common stock of which constitutes Reference Property, except to the extent otherwise provided in Article XII.

“Company” means the party named as such above until a successor replaces it in accordance with Article V and thereafter means the successor.

“Company Order” means a written order of the Company signed by an Officer of the Company.

“Conversion Price” means the conversion price per $1,000 principal amount of Debentures determined by dividing $1,000 by the Conversion Rate.

“Conversion Rate” means the initial conversion rate specified in the form of Debenture in Paragraph 15 of such form, as adjusted in accordance with the provisions of Article XII.

“Corporate Trust Office” means the designated office of the Trustee at which, at any particular time, its duties under this Indenture shall be administered, which office at the date of original execution of this Indenture is located at 700 S. Flower Street, Suite 500, Los Angeles, California 90017, Attention: Corporate Trust Division - Corporate Finance Unit, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Facility” means the Amended and Restated Credit Agreement, dated as of June 21, 2007, between the Company, its material domestic subsidiaries from time to time parties thereto as guarantors, the lenders parties thereto and Wachovia Bank, National Association, as Administrative Agent, and any one or more debt facilities or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Daily VWAP” of the Common Stock, in respect of any Trading Day, means the per-share volume-weighted average price on the New York Stock Exchange (or, if on such Trading Day the Common Stock is traded on any successor to the New York Stock Exchange or on the Nasdaq Global Select Market, the Nasdaq Global Market or the NYSE AmEx (or any of their respective successors), on such other exchange) as displayed under the heading “Bloomberg VWAP” on Bloomberg page “GY.N <equity> AQR” (or its equivalent successor if such page is not available or if the Common Stock is traded on such other exchange) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock (or one unit of any reference property consisting of marketable equity securities) on such Trading Day as determined by the Company’s Board of Directors in a commercially reasonable manner, using a volume-weighted average price method (or, in the case of reference property other than marketable equity securities, the market value thereof)) and will be determined without regard to after-hours trading or any other trading outside the regular trading session.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Depositary” means, with respect to any Global Securities, a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Global Securities (or any successor securities clearing agency so registered), which shall initially be DTC.

“Designated Senior Indebtedness” means (i) Indebtedness under or in respect of the Credit Facility or any credit facility or credit line of any foreign Subsidiary of the Company and (ii) any other Indebtedness constituting Senior Indebtedness which, at the time of determination, has an aggregate principal amount of at least $25 million.  The instrument, agreement or other document evidencing any Designated Senior Indebtedness may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness under this Indenture.

“DTC” means The Depository Trust Company, a New York corporation.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance or distribution in question.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Pari Passu Indebtedness” means any of the Company’s existing unsecured subordinated Indebtedness, including the Company’s obligations under its 4% Contingent Convertible Subordinated Notes due 2024, under its 2-1/4% Convertible Subordinated Debentures due 2024 or under the Debentures.

“Freely Tradable” means, with respect to shares of Common Stock, that such shares (i) are tradable at the time of their receipt without any restrictions under the Securities Act and under the securities laws of the several states of the United States by Persons that are not Affiliates of the Company either at the time of receipt or at any time during the preceding three months; (ii) do not require registration with, or approval of, any governmental authority under any state law or any other federal law before such shares may be validly issued or delivered (or if such registration is required or such approval must be obtained, such registration having been completed or such approval having been obtained); (iii) are newly issued shares or treasury shares, duly and validly issued and fully paid and nonassessable and free from preemptive rights and free of any lien or adverse claim; and (iv) do not bear a restricted CUSIP number or any Restricted Stock Legend.

“Fundamental Change” means the occurrence of one or more of the following events:

(1)
a “person” or “group” other than the Company or its Subsidiaries files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act accurately disclosing that such person or group has become the direct or indirect “beneficial owner” of the Common Stock representing more than 50% of the voting power of all outstanding classes of the Common Stock entitled to vote generally in the election of directors;

(2)
the consummation of any binding share exchange, consolidation or merger of the Company with or into any other person pursuant to which the Common Stock will be converted into cash, securities or other property, or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s assets and those of its Subsidiaries taken as a whole to any person, other than:

(A)
any transaction pursuant to which the holders of more than 50% of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of members of the Board of Directors immediately prior to such transaction have the right to exercise, directly or indirectly, more than 50% of the total voting power of all shares of Capital Stock or other securities entitled to vote generally in elections of members of the Board of Directors of the continuing, surviving or successor person immediately after giving effect to such transaction, or have the power, directly or indirectly, to elect a majority of the members of the Board of Directors of any such person, and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities received in such transaction shall be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction; or

(B)
any such transaction effected primarily for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock, if at all, solely into shares of common stock of the surviving entity or a direct or indirect parent of the surviving entity;

(3)	the Company’s shareholders approve any plan or proposal for the liquidation or dissolution of the Company (whether or not in compliance with this Indenture); or

(4)
the Common Stock (or other common stock into which the Debentures are then convertible pursuant to the terms of this Indenture) ceases to be listed on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the NYSE AmEx (or any of their respective successors);

provided that a Fundamental Change shall not be deemed to have occurred as a result of clauses (1) or (2) above if at least 90% of the consideration received or to be received by holders of the Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in connection with the transaction or transactions otherwise constituting the Fundamental Change consists of shares of common stock traded on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the NYSE AmEx (or any of their respective successors) or which will be so traded when issued or exchanged in connection with the transaction that would otherwise be a Fundamental Change (these securities being referred to as “publicly traded securities”) and as a result of this transaction or transactions, the Debentures become convertible into such publicly traded securities, excluding cash payments for fractional shares.

For purposes of this definition of “Fundamental Change”:

(1)
“person” and “group” have the meanings given them for purposes of Section 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purposes of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision; and

(2)
a “beneficial owner” will be determined in accordance with Rule 13d-3 under the Exchange Act as in effect on the date of this Indenture, and “beneficially own” and “beneficially owned” have meanings correlative to that of beneficial owner.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

“Global Security” means Debentures represented by a certificate in definitive, fully registered form of securities without interest coupons in global form, that is deposited with the Depositary or its custodian, and registered in the name of the Depositary or its nominee.

“Global Securities Legend” means the legend labeled as such and that is set forth in Exhibit A hereto, which is incorporated in and expressly made part of this Indenture.

“Holder” means the Person in whose name a Debenture is registered in the Register.

“Indebtedness” means:

(1)	all of the Company’s indebtedness, obligations and other liabilities, contingent or otherwise:

(A)
for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements and any loans or advances from banks, whether or not evidenced by debentures or similar instruments, or

(B)
evidenced by credit or loan agreements, notes, bonds, debentures or similar instruments, whether or not the recourse of the lender is to the whole of the assets of the Company or to only a portion thereof, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2)	all of the Company’s reimbursement obligations and other liabilities, contingent or otherwise, with respect to letters of credit, bank guarantees, bankers’ acceptances or similar credit transactions;

(3)
all of the Company’s obligations and liabilities, contingent or otherwise, in respect of leases required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the Company’s balance sheet;

(4)
all of the Company’s obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that the Company is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including the Company’s obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed upon residual value of the leased property to the lessor;

(5)
all of the Company’s obligations, contingent or otherwise, with respect to an interest rate or other swap, cap, floor, option or collar agreement or hedge agreement, forward contract or other similar instrument or agreement or foreign currency hedge, exchange, purchase, currency swap, futures, currency option or similar instrument or agreement;

(6)
all of the Company’s direct or indirect guaranties or similar agreements by the Company in respect of, and all of the Company’s obligations or liabilities to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person, including the Company’s Subsidiaries, of the kinds described in clauses (1) through (5); and

(7)
any and all deferrals, renewals, extensions, refinancings, restructurings and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kinds described in clauses (1) through (6).

“Indenture” means this Indenture as amended or supplemented from time to time.

“Interest Payment Date” means June 30 and December 31 of each year, commencing June 30, 2010.

“Issue Date” means the date on which the Debentures are first issued and authenticated under this Indenture.

“Last Reported Sale Price” of the Common Stock on any Trading Day means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) of the Common Stock on that Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded.  If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant trading day, the “Last Reported Sale Price” will be the last quoted bid price per share of the Common Stock in the over-the-counter market on the relevant trading day as reported by Pink Sheets LLC or a similar organization selected by the Company.  If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices per share for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms the Company selects for this purpose.

“Market Disruption Event” means (i) a failure by the principal market on which the Common Stock is listed or approved for trading to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half hour period in the aggregate on any day that is scheduled by the applicable exchange to be a Trading Day of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the principal market on which the Common Stock is listed or approved for trading) in the shares of the Common Stock or in any options, contracts or futures contracts relating to shares of the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

“Maturity Date” means December 31, 2039.

“Officer” means the President, the Chief Executive Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Company.

“Officer’s Certificate” means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company (in each case, who has been duly elected and is so serving) and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company.

“Person” means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

“Record Date” means the June 15 and December 15 immediately preceding each Interest Payment Date.

“Representative” means (a) the indenture trustee or other trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required Persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

“Resale Restriction Delegending Date” means the date that is one year from the original Issue Date of the Debentures.

“Restricted Debenture” means any Debenture until such time as (i) such Debenture has been transferred pursuant to an effective shelf registration statement or (ii) the Restricted Securities Legend therefor has been removed pursuant to Section 2.07(c) or (d).

“Restricted Securities Legend” means the legend labeled as such and that is set forth in Exhibit A hereto, which is incorporated in and expressly made a part of this Indenture.

“Restricted Stock Legend” means the legend labeled as such and that is set forth in Exhibit C hereto, which is incorporated in and expressly made a part of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Indebtedness” means the principal of, premium, if any, and interest on, and fees, costs, enforcement expenses, collateral protection expenses and other reimbursement or indemnity obligations in respect of, and any other payments due pursuant to, any Indebtedness of the Company, whether outstanding on the date hereof or incurred or created thereafter, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same expressly provides that such Indebtedness shall not be senior in right of payment to the Debentures.  Senior Indebtedness does not include:

(1)	Indebtedness or other obligations owed to any of the Company’s Subsidiaries or Affiliates;

(2)
trade account payables or any other obligation of the Company to trade accounts created or assumed by the Company incurred in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

(3)	any liabilities for federal, state, local or other taxes owed or owing by the Company or any of its Subsidiaries;

(4)	the Company’s obligations under its Existing Pari Passu Indebtedness; and

(5)	Indebtedness that is by its terms expressly subordinated in right of payment to the Debentures.

“Significant Subsidiary” means any Subsidiary of the Company that at the date of determination is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof), (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof) and (iii) in the case of a limited liability company managed by its members, any limited liability company of which more than 50% of the total voting power of shares of Capital Stock ordinarily entitled (without regard to the occurrence of any contingency) to vote on matters presented to the members is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof).

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the Issue Date, except as provided in Sections 9.03 and 12.06.

“Trading Day” means any day during which (i) trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, the principal U.S. national or regional securities exchange on which the Common Stock is then listed or admitted for trading or, if the Common Stock is not then listed or admitted for trading on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded, and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market; provided that, for purposes of determining Daily VWAP and per-share valuations for any payment of interest, Make Whole Fundamental Change Premium or Optional Repurchase Price, “Trading Day” shall not include any day that would otherwise have been a Trading Day but on which a Market Disruption Event occurred.  If the Common Stock is not so listed or traded, “Trading Day” means a Business Day.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

“Trust Officer” means when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, senior associate, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture..

“U.S.” means the United States of America.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged.  In order to have money available on a payment date to pay principal or interest on the Debentures, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer’s option.

SECTION 1.02.                              Other Definitions.

Defined in Section
“Bankruptcy Law”	Section 6.01
“Business Day”	Section 10.07
“Conversion Agent”	Section 2.03
“Conversion Date”	Section 12.02
“Custodian”	Section 6.01
“Debentures”	Preamble
“Definitive Security”	Section 2.07
“Dividend Record Date”	Section 12.05(a)
“Effective Date”	Section 12.12
“Event of Default”	Section 6.01
“Expiration Date”	Section 12.05(a)
“Expiration Time”	Section 12.05(a)
“Fundamental Change Date”	Section 3.03
“Fundamental Change Notice”	Section 3.03
“Fundamental Change Offer”	Section 3.03
“Fundamental Change Payment”	Section 3.03
“Fundamental Change Purchase Date”	Section 3.03
“Interest Daily Price Fraction”	Section 2.15
“Junior Securities”	Section 11.14
“Make-Whole Daily Price Fraction”	Section 3.01
“Make Whole Fundamental Change”	Section 12.12
“Make Whole Fundamental Change Premium”	Section 12.12
“Make Whole Optional Redemption Premium”	Section 3.01

“Optional Repurchase Date”	Section 3.02
“Optional Repurchase Notice”	Section 3.02
“Optional Repurchase Price”	Section 3.02
“Paying Agent”	Section 2.03
“Payment Default”	Section 11.05
“Payment of the Debenture”	Section 11.05
“Payment Blockage Period”	Section 11.05
“Redemption Date”	Section 3.02
“Redemption Notice”	Section 3.02
“Redemption Price”	Section 3.02
“Reference Property”	Section 12.06
“Register”	Section 2.03
“Registrar”	Section 2.03
“Repurchase Daily Price Fraction”	Section 3.02
“Rights”	Section 12.05(c)
“Rights Distribution Record Date”	Section 12.05(a)
“Rights Plan”	Section 12.05(c)
“Spin-Off”	Section 12.05(a)
“Stock Price”	Section 12.12
“Valuation Period”	Section 12.05(a)

SECTION 1.03.                              Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

(a)           “Commission” means the Commission;

(b)           “indenture securities” means the Debentures;

(c)           “indenture security holder” means a Holder;

(d)           “indenture to be qualified” means this Indenture; “indenture trustee” or “institutional trustee” means the Trustee; and

(e)           “obligor” on the Debentures means the Company or any other obligor on the Debentures.

All other terms in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04.                              Rules of Construction. Unless the context otherwise requires:

(1)      a term has the meaning assigned to it;

(2)      an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)      “or” is not exclusive;

(4)      words in the singular include the plural, and in the plural include the singular;

(5)      the male, female and neuter genders include one another;

(6)      references to the payments of interest on the Debentures shall include Additional Interest, if any;

(7)      the word “including” wherever used will be deemed to be followed by the word “without limitation”;

(8)      references to agreements and other instruments include subsequent amendments thereto; and

(9)      the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

The terms and provisions contained in the Debentures shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Debenture conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

ARTICLE II

THE DEBENTURES

SECTION 2.01.                              Form and Dating.

(a)           Form and Dating.

(i)           The Debentures shall be issued in the form of one or more definitive, fully registered form of securities without interest coupons.  The Debentures and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, as the case may be.  The terms and provisions of the Debentures shall constitute, and are hereby expressly made, a part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

(ii)           Except as otherwise expressly permitted in this Indenture, all Debentures shall be identical in all respects.  Notwithstanding any differences among them, all Debentures issued under this Indenture shall vote and consent together on all matters as one class.

(iii)           Debentures originally offered and sold to qualified institutional buyers in reliance on Rule 144A under the Securities Act will be issued in the form of one or more permanent Global Securities.  Each such Global Security shall be issued with the Restricted Securities Legend and the Global Securities Legend.

(iv)           Any Global Security shall be deposited on behalf of the purchasers of the Debentures represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or a nominee of the Depositary for the accounts of participants in the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.  Any Global Security may be represented by more than one certificate.

(v)           The Debentures may have notations, legends or endorsements as specified in this Indenture or as otherwise required by law, stock exchange rule or Depositary rule or usage.  The Company shall approve the form of the Debentures and any notation, legend or endorsement on them.

(b)           Book-Entry Provisions.  This Section 2.01(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.01(b) and upon Company Order, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary or a nominee of the Depositary (which, in the case of DTC, shall initially be Cede & Co.), (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for the Depositary pursuant to (in the case of DTC) a FAST Balance Certificate Agreement between the Depositary and the Trustee, and (iii) shall bear appropriate legends as set forth herein.

Except as provided in Section 2.11(b)(iv), Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c)           Definitive Securities.  Except as provided in Section 2.07 and 2.11, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Debentures in definitive form.

SECTION 2.02.                              Execution and Authentication.

(a)           One Officer shall sign the Debentures for the Company by manual or facsimile signature.

(b)           If an Officer whose signature is on a Debenture no longer holds that office at the time the Debenture is authenticated, the Debenture shall nevertheless be valid.

(c)           A Debenture shall not be valid until authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.

(d)           The Trustee shall authenticate and make available for delivery Debentures for original issue in the aggregate principal amount of up to $200,000,000 upon receipt of a Company Order; provided that additional Debentures may be issued in an unlimited aggregate principal amount so long as such Debentures are part of the same issue, within the meaning of Treasury Regulations Sections 1.1275-1(f) and 1.1275-2(k)(2), as the Debentures initially issued hereunder, and would be fungible with the Debentures issued on the Issue Date for purposes of the Securities Act, the Exchange Act and other applicable U.S. securities laws.  If any additional Debentures are issued, the Debentures issued on the Issue Date and such additional Debentures shall be treated as a single class for all purposes under this Indenture and shall vote together as one class on all matters with respect to the Debentures.  Each Company Order shall specify the amount of Debentures to be authenticated and the date on which each original issue of Debentures is to be authenticated.

(e)           The Debentures shall be issuable only in registered form without coupons and only in denominations of $2,000 and multiples of $1,000 in excess thereof.

(f)           The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Debentures.  An authenticating agent may authenticate Debentures whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate of the Company.

(g)           If any successor that has replaced the Company in accordance with Article V has executed an indenture supplemental hereto with the Trustee pursuant to Article V, any of the Debentures authenticated or delivered prior to such transaction may, from time to time, at the request of such successor, be exchanged for other Debentures executed in the name of such successor with such changes in phraseology and form as may be appropriate, but otherwise identical to the Debentures surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of such successor, shall authenticate and deliver Debentures as specified in such order for the purpose of such exchange.  If Debentures shall at any time be authenticated and delivered in any new name of such successor pursuant to this Section 2.02(g) in exchange or substitution for or upon registration of transfer of any Debentures, such successor, at the option of the Holders but without expense to them, shall provide for the exchange of all Debentures then outstanding for Debentures authenticated and delivered in such new name.

SECTION 2.03.                              The Trustee Registrar, Paying Agent and Conversion Agent.  The Company shall maintain or cause to be maintained in such locations as it shall determine, which may be the Corporate Trust Office, an office or agency: (i) where securities may be presented for registration of transfer or for exchange (“Registrar”); (ii) where Debentures may be presented for payment (“Paying Agent”); (iii) an office or agency where Debentures may be presented for conversion (the “Conversion Agent”); and (iv) where notices and demands to or upon the Company in respect of Debentures and this Indenture may be served by the Holders.  The Registrar shall keep a Register (“Register”) of the Debentures and of their transfer and exchange.  The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents.  The term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional Conversion Agent.  The Company may change any Paying Agent, Registrar, Conversion Agent or co-registrar without prior notice.  The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture and shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar not a party to this Indenture.  Such agency agreement shall implement the provisions of this Indenture that relate to such Agent (including any applicable terms of the TIA).  The Company or any of its Subsidiaries may act as Paying Agent, Registrar, Conversion Agent or co-registrar, except that for purposes of Article VIII and Section 3.03, neither the Company nor any of its Subsidiaries shall act as Paying Agent.  If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such, and the Trustee shall initially act as such.  The Company designates the Borough of Manhattan office or agency of the Trustee as one such office or agency of the Company required by this Section 2.03, until such time as another office or agency located in the Borough of Manhattan is designated as such, and appoints the Trustee as Registrar, Paying Agent, Conversion Agent and agent for service of demands and notices in connection with the Debentures and this Indenture until such time as another Person is appointed as such.

SECTION 2.04.                              Paying Agent to Hold Money in Trust.  The Company shall require each Paying Agent (other than the Trustee, who hereby so agrees), to agree in writing that the Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Debentures, and will notify the Trustee of any default by the Company in respect of making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money.  If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of all money held by it as Paying Agent.  Upon any proceeding under any Bankruptcy Law with respect to the Company or any of its Affiliates, if the Company or such Affiliate is then acting as Paying Agent, the Trustee shall replace the Company or such Affiliate as Paying Agent.

SECTION 2.05.                              Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date, and as the Trustee may request in writing within fifteen (15) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

SECTION 2.06.                              Legends; Transfer Restrictions.

(a)           Each Global Security shall bear the Global Securities Legend.

(b)           Each Restricted Debenture shall bear the Restricted Securities Legend.  Each Debenture that bears or is required to bear the Restricted Securities Legend shall be subject to the restrictions on transfer set forth therein, and each Holder of such Debenture, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.

(c)           As used in Sections 2.06 and 2.07, the term “transfer” includes any sale, pledge, transfer or other disposition whatsoever of any Restricted Debenture.  The Registrar shall not register any transfer of a Restricted Debenture not made in accordance with the restrictions on transfer set forth in Sections 2.06 and 2.07.

(d)           Every stock certificate representing Common Stock issued in the circumstances described in Section 12.11 hereof shall bear the applicable Restricted Stock Legend unless removed in accordance with the provisions of Section 12.11.

SECTION 2.07.                              Transfer and Exchange.  (a)  When Debentures are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Debentures for other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions specified herein and the related certificate are met.  To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Debentures at the Registrar’s request, bearing registration numbers not contemporaneously outstanding.  No service charge shall be made to a Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable upon exchanges pursuant to Sections 2.11, 9.05 or 12.02.

The Company or the Registrar shall not be required to register the transfer of any Debentures surrendered for repurchase pursuant to Section 3.02 or 3.03.

All Debentures issued upon any transfer or exchange of Debentures in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Debentures surrendered upon such registration of transfer or exchange.

(b)           Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, or of any beneficial interest therein, shall only be made in accordance with this Section 2.07(b), Section 2.11 and the Applicable Procedures; provided, however, that beneficial interests in a Global Security that is a Restricted Debenture may be transferred to Persons who take delivery thereof in the form of a beneficial interest in such Global Security in accordance with the transfer restrictions set forth in the Restricted Securities Legend.

Except for transfers or exchanges made in accordance with paragraphs (i) through (iii) of this Section 2.07(b) and Section 2.11, transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(i)           Global Security to Definitive Security.  If an owner of a beneficial interest in a Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary wishes at any time to transfer its interest in such Global Security to a Person who is required to take delivery thereof in the form of a definitive registered note (such Debenture, a “Definitive Security”), such owner may, subject to the restrictions on transfer set forth herein and such Global Security and the Applicable Procedures, cause the exchange of such interest for one or more Definitive Securities of any authorized denomination or denominations and of the same aggregate principal amount.  Upon receipt by the Registrar of (1) instructions from the Depositary directing the Trustee to authenticate and deliver one or more Definitive Securities of the same aggregate principal amount as the beneficial interest in the Global Security to be exchanged (such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Definitive Securities to be so issued and appropriate delivery instructions), and (2) in the case of a Restricted Debenture, such certifications or other information and, except in the case of transfers pursuant to Rule 144 under the Securities Act, legal opinions as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar will instruct the Depositary to reduce or cause to be reduced such Global Security by the aggregate principal amount of the beneficial interest therein to be exchanged and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Global Security that is being transferred, and concurrently with such reduction and debit the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of the same aggregate principal amount in accordance with the instructions referred to above.

(ii)           Definitive Security to Definitive Security.  If a Holder of a Definitive Security wishes at any time to transfer such Definitive Security (or portion thereof) to a Person who is required to take delivery thereof in the form of a Definitive Security, such Holder may, subject to the restrictions on transfer set forth herein and in such Definitive Security, cause the transfer of such Definitive Security (or any portion thereof in a principal amount equal to an authorized denomination) to such transferee.  Upon receipt by the Registrar of (1) such Definitive Security, duly endorsed as provided herein, (2) instructions from such Holder directing the Trustee to authenticate and deliver one or more Definitive Securities of the same aggregate principal amount as the Definitive Security, or portion thereof, to be transferred (such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Definitive Securities to be so issued and appropriate delivery instructions), and (3) in the case of a Restricted Debenture, such certifications or other information and, except in the case of transfers to persons pursuant to Rule 144 under the Securities Act, legal opinions as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Registrar, shall cancel or cause to be canceled such Definitive Security and concurrently therewith, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities in the appropriate aggregate principal amount, in accordance with the instructions referred to above and, if only a portion of a Definitive Security is transferred as aforesaid, concurrently therewith the Company shall execute and the Trustee shall authenticate and deliver to the transferor a Definitive Security in a principal amount equal to the principal amount which has not been transferred.  A Holder of a Definitive Security may at any time exchange such Definitive Security for one or more Definitive Securities of other authorized denominations and in the same aggregate principal amount and registered in the same name by delivering such Definitive Security, duly endorsed as provided herein, to the Trustee together with instructions directing the Trustee to authenticate and deliver one or more Definitive Securities in the same aggregate principal amount and registered in the same name as the Definitive Security to be exchanged, and the Registrar thereupon shall cancel or caused to be canceled such Definitive Security and concurrently therewith the Company shall execute and Trustee shall authenticate and deliver, one or more Definitive Securities in the same aggregate principal amount and registered in the same name as the Definitive Security being exchanged.

(iii)           Definitive Security to Global Security.  If a Holder of a Definitive Security wishes at any time to transfer such Definitive Security (or portion thereof) to a Person who is not required to take delivery thereof in the form of a Definitive Security, such Holder shall, subject to the restrictions on transfer set forth herein and in such Definitive Security and the rules of the Depositary cause the exchange of such Definitive Security for a beneficial interest in the Global Security.  Upon receipt by the Registrar of (1) such Definitive Security, duly endorsed as provided herein, (2) instructions from such Holder directing the Trustee to increase the aggregate principal amount of the Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary by the same aggregate principal amount as the Definitive Security to be exchanged, such instructions to contain the name or names of a member of, or participant in, the Depositary that is designated as the transferee, the account of such member or participant and other appropriate delivery instructions, (3) the assignment form on the back of the Definitive Security completed in full, and (4) in the case of a Restricted Debenture, such certifications or other information and legal opinions as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee shall cancel or cause to be canceled such Definitive Security and concurrently therewith shall increase the aggregate principal amount of the Global Security by the same aggregate principal amount as the Definitive Security canceled.

(c)           So long as and to the extent that the Debentures are represented by one or more Global Securities held by or on behalf of the Depositary only, the Company may accomplish any delegending of such Debentures represented by such Global Securities at any time on or after the Resale Restriction Delegending Date, to the extent such Debentures are freely tradable without restrictions under applicable securities laws, by:

(i)           providing written notice to the Trustee that the Resale Restriction Delegending Date has occurred and instructing the Trustee to remove the Restricted Securities Legend from the Debentures;

(ii)          providing written notice to Holders of the Debentures that the Restricted Securities Legend has been removed or deemed removed;

(iii)         providing written notice to the Trustee and the Depositary to change the CUSIP number for the Debentures to the applicable unrestricted CUSIP number; and

(iv)         complying with any Applicable Procedures for delegending;

whereupon the Restricted Securities Legend shall be deemed removed from any Global Securities without further action on the part of Holders.

At any time on or or after the Resale Restriction Delegending Date, to the extent such Debentures are freely tradable without restrictions under applicable securities laws, the Company shall also (i) instruct the transfer agent for the Common Stock to remove the Restricted Stock Legend from any Common Stock issued upon conversion of the Debentures, (ii) notify the holders of any Common Stock issued upon conversion of the Debentures (to the extent any Common Stock has been issued upon conversion of the Debentures) that such Restricted Stock Legend has been removed, (iii) if relevant, notify the transfer agent for the Common Stock to change the CUSIP number for the Common Stock issued upon conversion of the Debentures to the applicable unrestricted CUSIP number, and (iv) comply with any Applicable Procedures for delegending any Common Stock including the Restricted Stock Legend.

(d)           Transfers of Debentures and Restricted Debentures.

(i)           Upon the transfer, exchange or replacement of Debentures (or beneficial interests in a Global Security) not bearing (or not required to bear upon such transfer, exchange or replacement) a Restricted Securities Legend, the Registrar shall exchange such Debentures (or beneficial interests) for Debentures (or beneficial interests in a Global Security) not bearing a Restricted Securities Legend.

(ii)          Upon the transfer, exchange or replacement of Debentures (or beneficial interests in a Global Security) bearing a Restricted Securities Legend at any time prior to the time the Company has provided notice of the occurrence of the Resale Restriction Delegending Date, the Registrar shall deliver only Debentures (or beneficial interests in a Global Security) bearing a Restricted Securities Legend unless (i) such Debentures (or beneficial interests) are transferred pursuant to an effective shelf registration statement; (ii) such Debentures (or beneficial interests) are transferred pursuant to Rule 144 upon delivery to the Registrar of a certificate of the transferor in the form of Exhibit B hereto and an Opinion of Counsel reasonably satisfactory to the Registrar; (iii) such Debentures (or beneficial interests) are transferred, replaced or exchanged after the Resale Restriction Delegending Date and are freely tradable without restriction under applicable securities laws; or (iv) in connection with such transfer, exchange or replacement the Registrar shall have received an Opinion of Counsel, certificates and such other evidence reasonably required by and satisfactory to it to the effect that neither such Restricted Securities Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.  The Company shall deliver to the Trustee an Officer’s Certificate promptly upon effectiveness, withdrawal or suspension of any shelf registration statement that is or has previously been declared effective with respect to the Debentures.

(e)           Any transfer of Restricted Debentures not described above (other than a transfer of a beneficial interest in a Global Security that does not involve an exchange of such interest for a Definitive Security or a beneficial interest in another Global Security, which must be effected in accordance with applicable law and the Applicable Procedures, but is not subject to any procedure required by this Indenture) shall be made only upon receipt by the Registrar of such Opinions of Counsel, certificates and such other evidence reasonably required by and satisfactory to it in order to ensure compliance with the Securities Act, or as otherwise set forth in this Indenture.

(f)           Any Debenture or Common Stock issued upon the conversion or exchange of a Debenture that, prior to the date upon which the Company instructs the Trustee to remove the Restricted Securities Legend pursuant to Section 2.07(c) above, is purchased or owned by the Company or any Affiliate thereof, may not be resold by the Company, and the Company may not permit any such Affiliate to resell it, unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Debenture or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144).

(g)           Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.  All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Debentures shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security).  The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the Applicable Procedures.  The Trustee may conclusively rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members and any beneficial owners.

(h)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debentures (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.  The Trustee shall have no obligations or duties to the holders of any Common Stock issued pursuant to Article XII hereof.

SECTION 2.08.                              Replacement Debentures.  If the Holder of a Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Debenture if the Trustee’s requirements are met.  If required by the Trustee or the Company as a condition of receiving a replacement Debenture, such Holder shall provide a certificate of loss and an indemnity and/or an indemnity bond sufficient, in the judgment of both the Company and the Trustee, to fully protect the Company, the Trustee, any Agent and any authenticating agent from any loss, liability, cost or expense which any of them may suffer or incur if the Debenture is replaced.  The Company and the Trustee may charge the relevant Holder for their expenses in replacing any Debenture.

The Trustee or any authenticating agent may authenticate any such substituted Debenture, and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require.  Upon the issuance of any substituted Debenture, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.  In case any Debenture which has matured or is about to mature, or has been submitted for repurchase pursuant to Section 3.02 or 3.03 or is about to be converted into Common Stock pursuant to Article XII, shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Debenture), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to the authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such action, and, in case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent of the destruction, loss or theft of such Debenture and of the ownership thereof.

Every replacement Debenture is an additional obligation of the Company and shall be entitled to all the benefits provided under this Indenture equally and proportionately with all other Debentures duly issued, authenticated and delivered hereunder.

SECTION 2.09.                              Outstanding Debentures.  The Debentures outstanding at any time are all the Debentures properly authenticated by the Trustee except for those canceled by the Trustee, those delivered to it for cancellation, and those described in this Section as not outstanding.

If a Debenture is replaced pursuant to Section 2.08, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser.

If Debentures are considered paid under Section 4.01, converted under Article XII or redeemed or repurchased pursuant to Section 3.01, 3.02 or 3.03, they shall cease to be outstanding and interest on them shall cease to accrue, except as may be otherwise set forth herein.

Subject to Section 2.10 hereof, a Debenture does not cease to be outstanding because the Company or an Affiliate of the Company holds the Debenture.

SECTION 2.10.                              When Treasury Debentures Disregarded.  In determining whether the Holders of the required principal amount of Debentures have concurred in any direction, waiver or consent, Debentures owned by the Company or an Affiliate of the Company shall be considered as though they are not outstanding except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Debentures which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Prior to any such determination, the Company shall be obliged to advise the Trustee of any Debentures owned by the Company or an Affiliate of the Company.

SECTION 2.11.                              Temporary Debentures; Definitive Securities.

(a)           Until definitive Debentures are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Debentures.  Temporary Debentures shall be substantially in the form of definitive Debentures but may have variations that the Company considers appropriate for temporary Debentures and shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Debentures in exchange for temporary Debentures.

(b)           Definitive Securities.

(i)           Except for transfers made in accordance with Section 2.07(b), a Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.01 shall be transferred to the beneficial owners thereof in the form of Definitive Securities only if such transfer complies with Section 2.07 and (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days of such notice, (y) an Event of Default has occurred and is continuing, or (z) the Company, in its sole discretion, determines that the Global Security will be exchangeable for Definitive Securities in registered form and notifies the Trustee of its decision.

(ii)          In connection with the exchange of an entire Global Security for Definitive Securities pursuant to clause (x) of Section 2.11(b)(i), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations, and the Registrar shall register such exchanges in the Register.

(iii)         In connection with the exchange of an entire Global Security for Definitive Securities pursuant to clause (y) of Section 2.11(b)(i), if an Event of Default has occurred and is continuing, upon receipt by the Registrar of instructions from Agent Members on behalf of the owner of a beneficial interest in a Global Security directing the Registrar to exchange such beneficial owner’s beneficial interest in such Global Security for Definitive Securities, subject to and in accordance with the Applicable Procedures, the Company shall promptly execute, and upon Company Order the Trustee shall authenticate and make available for delivery to such beneficial owner, Definitive Securities in a principal amount equal to such beneficial interest in such Global Security.

(iv)         If (A) an event described in Section 2.11(b)(i)(x) occurs and Definitive Securities are not issued promptly to all beneficial owners or (B) the Registrar receives from a beneficial owner instructions to obtain Definitive Securities due to an event described in Section 2.11(b)(i)(y) and Definitive Securities are not issued promptly to any such beneficial owner, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 hereof, the right of any beneficial owner of Debentures to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Debentures as if such Definitive Securities had been issued.

(c)           Any Global Security or interest thereon that is transferable to the beneficial owners thereof in the form of Definitive Securities shall, if held by the Depositary, be surrendered by the Depositary to the Trustee, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Debentures of authorized denominations in the form of certificated Debentures in definitive form.  Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $2,000 and multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct.

(d)           Prior to any transfer pursuant to Section 2.11(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Debentures.

(e)           The Company will make available to the Trustee a reasonable supply of certificated Debentures in definitive form without interest coupons.

SECTION 2.12.                              Cancellation.  The Company at any time may deliver Debentures to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else may cancel Debentures surrendered for registration of transfer, exchange, payment, replacement, conversion, redemption, repurchase or cancellation.  Upon written instructions of the Company, the Trustee shall dispose of canceled Debentures in accordance with its customary procedures for the disposition of canceled securities and, after such disposition, shall upon request deliver a certificate of disposition to the Company.  The Company may not issue new Debentures to replace Debentures that it has paid or repurchased or that have been delivered to the Trustee for cancellation or that any Holder has (i) converted pursuant to Article XII hereof, or (ii) submitted for repurchase pursuant to Section 3.02 or 3.03 hereof (unless validly revoked pursuant to Section 3.04).

SECTION 2.13.                              [Intentionally omitted]

SECTION 2.14.                              CUSIP Number.  (a)  The Company, in issuing the Restricted Debentures, will use a restricted CUSIP number for such Debentures until such time as the Restricted Securities Legend, as the case may be, is removed pursuant to Section 2.07(c) or 2.07(d). At such time as the applicable restrictive legend is removed from such Debentures pursuant to Section 2.07(c) or 2.07(d), the Company will use an unrestricted CUSIP number for such Debenture, but only with respect to the Debentures where so removed.

(b)           The Company, upon issuing shares of Common Stock upon conversion of Restricted Debentures, will use a restricted CUSIP number for such shares of Common Stock. With respect to such share of Common Stock, until such time as the applicable Restricted Stock Legend is removed pursuant to Section 2.07(c) or 2.07(d) from such share of Common Stock, as the case may be, such restricted CUSIP will be the CUSIP numbers for such share of Common Stock.  At such time as the applicable restrictive legend is removed from such share of Common Stock pursuant to Section 2.07(c) or (d), an unrestricted CUSIP number for such share of Common Stock will be deemed to be the CUSIP number therefor, but only with respect to the shares where so removed.

(c)           The Trustee shall use the applicable CUSIP number in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such number either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such number.  The Company will promptly notify the Trustee in writing of any change in the CUSIP number.

SECTION 2.15.                              Interest Payable in Cash or Common Stock.  (a) The Company may pay interest in cash or, at any time on or after the one-year anniversary of the Issue Date or (if later) the one-year anniversary of the issuance date of any additional Debentures subsequently issued, in Common Stock or any combination of cash and Common Stock, at the Company’s option.  If the Company elects to pay some or all of any interest payment in Common Stock, then the number of shares of Common Stock a Holder will receive will be that number of shares equal to (x) the amount of the portion of the interest payment to be paid to such Holder in shares, divided by (y) the product of (i) the price per share of the Common Stock determined during the 20 consecutive Trading Days ending on the second Trading Day immediately preceding the Record Date for such interest payment using the sum of the Interest Daily Price Fractions for such 20 consecutive Trading Days (where “Interest Daily Price Fraction” means, for each such Trading Day, 5% multiplied by the Daily VWAP per share of the Common Stock for such day), multiplied by (ii) 97.5%.

(b)           The Company shall not deliver fractional shares if the Company uses shares of Common Stock as consideration in any interest payment.  Instead, the Company shall either (i) deliver a number of shares of Common Stock rounded up to the nearest whole number of shares of Common Stock or (ii) pay cash in lieu of fractional shares based on the per-share value determined pursuant to clause (y) in Section 2.15(a).  The Company shall not issue any shares in connection with any interest payment without complying to any extent required with New York Stock Exchange Rule 312 (which requires shareholder approval of certain issuances of stock), or any similar rule of any other stock exchange on which the Common Stock may be listed, if applicable.

(c)           The Company will notify Holders at least five Business Days prior to the start of the averaging period referred to in Section 2.15(a) of the extent to which the Company will pay any portion of such interest payment using shares of Common Stock.  The Company’s right to deliver any such notice and the Company’s right to make any such payment using, in whole or in part, shares of Common Stock are subject to the requirement that any such shares the Company delivers will be Freely Tradable.  If the Company determines after giving any such notice but prior to delivering any shares that such shares would not be Freely Tradable, the Company will make such payment entirely in cash.  The Company may not change the form or components or percentages of consideration to be paid in respect of such payment once the Company has given Holders notice thereof, except as described in the preceding sentence.

(d)           If the Company makes any such interest payment in shares of Common Stock, on the third Business Day following the relevant Interest Payment Date, the Company shall issue and shall deliver to each Holder on the Relevant Record Date at the office or agency maintained by the Company for such purpose pursuant to Section 4.04, a certificate or certificates for, or effect a book-entry transfer through the Depositary with respect to, the number of full shares of Common Stock issuable in accordance with the provisions of Section 2.15(a) and a check or cash in respect of any fractional interest in respect of a share of Common Stock, as provided in Section 2.15(b).

ARTICLE III

REDEMPTION AND REPURCHASE OF DEBENTURES

SECTION 3.01.                              Redemption of Debentures at the Option of the Company.  (a)  At any time, the Company may redeem Debentures (an “Optional Redemption”) for cash (except as set forth below with respect to any Make Whole Optional Redemption Premium that may be payable), in whole or in part, if the Last Reported Sale Price of the Common Stock has been at least 150% of the Conversion Price then in effect for at least 20 Trading Days during any 30 consecutive Trading Day period ending within five Trading Days prior to the date on which the Company provides the Redemption Notice (as defined in subsection (f) of this Section 3.01).  The price to be paid by the Company in connection with the Optional Redemption (the “Redemption Price”) will equal the sum of (1) 100% of the principal amount of the Debentures to be redeemed, plus (2) accrued and unpaid interest, including Additional Interest, if any, to, but excluding, the Redemption Date (as defined in subsection (f) of this Section 3.01), plus (3) if the Company redeems the Debentures prior to December 31, 2014, a Make Whole Optional Redemption Premium as described in subsection (b) of this Section 3.01.

(b)           If the Company redeems Debentures pursuant to this Section 3.01 prior to December 31, 2014, the Company will make a payment (the “Make Whole Optional Redemption Premium”) in cash, in Common Stock or any combination of cash and Common Stock, at the Company’s option, equal to the present value of the remaining scheduled payments of interest that would have been made on the Debentures to be redeemed had such Debentures remained outstanding from the Redemption Date to December 31, 2014 (excluding interest accrued to, but excluding, the Redemption Date, which shall be otherwise paid pursuant to clause (2) of the definition of Redemption Price).  The present value of the remaining interest payments will be computed using a discount rate equal to 2.5%.  If the Company elects to pay some or all of the Make Whole Optional Redemption Premium in Common Stock, then the number of shares of Common Stock a Holder will receive will be that number of shares equal to (x) the amount of the Make Whole Optional Redemption Premium to be paid to such Holder in shares, divided by (y) the product of the (i) the price per share of the Common Stock determined during the 20 consecutive Trading Days ending on the second Trading Day immediately preceding the Redemption Date using the sum of the Make-Whole Daily Price Fractions for such 20 consecutive Trading Days (where “Make-Whole Daily Price Fraction” means, for each such Trading Day, 5% multiplied by the Daily VWAP per share of the Common Stock for such day), multiplied by (ii) 97.5%.

(c)           The Company shall not deliver fractional shares if the Company uses shares of Common Stock as consideration in any Make Whole Optional Redemption Premium payment.  Instead, the Company shall either (i) deliver a number of shares of Common Stock rounded up to the nearest whole number of shares of Common Stock or (ii) pay cash in lieu of fractional shares based on the per-share value determined pursuant to clause (y) of Section 3.01(b).  The Company shall not issue any shares in connection with any Make Whole Optional Redemption Premium payment without complying to any extent required with New York Stock Exchange Rule 312 (which requires shareholder approval of certain issuances of stock), or any similar rule of any other stock exchange on which the Common Stock may be listed, if applicable.

(d)           The Company must make Make Whole Optional Redemption Premium payments on all Debentures called for Optional Redemption prior to December 31, 2014, including Debentures converted after the date the Company delivers the Redemption Notice.  Notwithstanding the foregoing, if the Company sets a Redemption Date between a Record Date and the corresponding Interest Payment Date, the Company will not pay accrued interest to any redeeming Holder, and will instead pay the full amount of the relevant interest payment on such Interest Payment Date to the Holder of record on such Record Date, and the Make Whole Optional Redemption Premium payment made on such Debentures to converting or redeeming Holders will equal the present value of all remaining interest payments, starting with the next Interest Payment Date for which interest has not been provided for above, calculated as described above.

(e)           The Company shall notify Holders at least five Business Days prior to the start of the averaging period referred to in Section 3.01(b) above of the extent to which the Company will pay any portion of the Make Whole Optional Redemption Premium using shares of Common Stock.  The Company’s right to deliver any such notice and the Company’s right to make any such payment using, in whole or in part, shares of Common Stock are subject to the requirement that (i) any such shares the Company delivers are Freely Tradable or (ii) if the Company elects to redeem Debentures at any time before the one-year anniversary of the Issue Date or (if later) the one-year anniversary of the issuance date of any additional Debentures subsequently issued, the Company have an effective registration statement under the Securities Act relating to the shares of Common Stock to be issued upon payment of such Make Whole Optional Redemption Premium at the time the Company delivers a Redemption Notice to the Holders.  If the Company determines after giving any such notice but prior to delivering any shares that such shares would not be Freely Tradable or the Company does not have an effective registration statement at the time the Company pays any such Make Whole Optional Redemption Premium, as the case may be, the Company will make such payment entirely in cash.  The Company may not change the form or components or percentages of consideration to be paid in respect of such payment once the Company has given Holders notice thereof, except as described in the preceding sentence.

(f)           The Company will give, or cause to be given by the Trustee, written notice of redemption (the “Redemption Notice”) not less than 30 nor more than 60 Business Days before the Redemption Date to the Trustee, the Paying Agent and each Holder at the addresses as shown on the Register.  The Redemption Notice shall include such notices as are required by law and shall state: (i) the aggregate principal amount of Debentures to be redeemed; (ii) the CUSIP number or numbers of the Debentures being redeemed; (iii) the Business Day on which the redemption will be effected (the “Redemption Date”); (iv) the Redemption Price; (v) whether the Company will pay the Make Whole Optional Redemption Premium in cash, Common Stock or a combination of cash and Common Stock (in which case the relative percentages will be specified); (vi) the place or places of payment and that payment will be made upon presentation and surrender of such Debentures; (vii) that interest accrued and unpaid to, but excluding, the Redemption Date will be paid as specified in said notice, and that on and after said date interest thereon or on the portion thereof to be redeemed will cease to accrue; (viii) that the Holder has a right to convert the Debentures called for redemption; (ix) the Conversion Rate on the date of Redemption Notice; (x) the method of calculating the number of shares to be delivered to the Holder upon conversion with respect to any conversions made prior to the Redemption Date; (xi) that the Company will pay cash for fractional interests in shares of Common Stock, if any, with respect to any conversions made prior to the Redemption Date and (xii) if required, whether the Company has an effective resale shelf registration statement with respect to any shares it may issue as payment for the Make Whole Optional Redemption Premium and, if so, include a selling shareholder questionnaire to enable each Holder or beneficial owner of Debentures to be named as a selling shareholder in such resale shelf registration statement.  If fewer than all the Debentures are to be redeemed, the Redemption Notice shall identify the Debentures to be redeemed (including CUSIP numbers, if any).  In case any Debenture is to be redeemed in part only, the Redemption Notice shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be issued.  If the Company does not specify the type of consideration by which it will pay the Make Whole Optional Redemption Premium, it will be required to pay the Make Whole Optional Redemption Premium entirely in cash.  Simultaneously with providing the Redemption Notice, the Company shall also issue a press release announcing the occurrence of such Optional Redemption (and make the press release available on its website).

(g)           If the Company decides to redeem fewer than all of the outstanding Debentures, the Trustee will select the Debentures to be redeemed by lot, or on a pro rata basis or by another method the Trustee considers fair and appropriate. If the Trustee selects a portion of a Holder’s Debentures for partial redemption and such Holder converts a portion of its Debentures, the converted portion will be deemed to be from the portion selected for redemption.  In the event of any redemption in part, the Company shall not be required to (i) issue, register the transfer of or exchange any Debentures during a period beginning at the opening of business 15 days before any selection for redemption of Debentures and ending at the close of business on the earliest date on which the relevant Redemption Notice is deemed to have been given to all Holders of Debentures to be redeemed or (ii) register the transfer of or exchange any Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Debentures being redeemed in part.  Any Debenture redeemed in part shall be redeemed in an amount equal to $1,000 or a multiple of $1,000 in excess thereof; provided that the portion not so purchased is in a minimum principal amount of $2,000.  No Debentures of a principal amount of $2,000 or less shall be purchased in part.

(h)           On or prior to the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent an amount of money in immediately available funds sufficient to redeem on the Redemption Date all the Debentures (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the Redemption Price other than with respect to any portion of any Make Whole Optional Redemption Premium to be paid in shares of Common Stock; provided that if such payment is made on the Redemption Date it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m. New York City time on such date.  If any Debenture called for redemption is converted pursuant hereto prior to such Redemption Date, any money deposited with the Trustee or the Paying Agent with respect to such converted Debenture and accrued interest thereon shall be paid to the Company upon its written request.  Whenever any Debentures are to be redeemed pursuant to this Section 3.01, the Company will give the Trustee written notice in the form of an Officer’s Certificate not fewer than 45 days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date as to the aggregate principal amount of Debentures to be redeemed.

If the Company makes any such Make Whole Optional Redemption Premium payment in shares of Common Stock, on the third Business Day following the relevant Redemption Date, the Company shall issue and shall deliver to each Holder of record on the Redemption Date at the office or agency maintained by the Company for such purpose pursuant to Section 4.04, a certificate or certificates for, or effect a book-entry transfer through the Depositary with respect to, the number of full shares of Common Stock issuable in accordance with the provisions of Section 3.01(b) and a check or cash in respect of any fractional interest in respect of a share of Common Stock, as provided in Section 3.01(c).  In case any Debenture of a denomination of an integral multiple greater than $2,000 is partially redeemed, and subject to Section 2.02, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of the Debenture so surrendered, without charge to him or her, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unredeemed portion of the Debenture.

SECTION 3.02.                              Repurchase at the Option of the Holders.  (a)  Holders have the right to require the Company to repurchase the Debentures on December 31, 2014, 2019, 2024, 2029 and 2034 (each of which, an “Optional Repurchase Date”).  The repurchase price payable for a Debenture (the “Optional Repurchase Price”) will equal the sum of (1) 100% of the principal amount of the Debentures to be redeemed, plus (2) accrued and unpaid interest, including Additional Interest, if any, to, but excluding, the Optional Repurchase Date, unless such Optional Repurchase Date falls after a Record Date in respect of such interest payment and on or prior to the corresponding Interest Payment Date, in which case the Company will pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the close of business on such Record Date.  The Company may elect to pay the Optional Repurchase Price in cash, shares of the Common Stock or any combination of cash and shares of the Common Stock, at the Company’s option.  If the Company elects to pay some or all of the Optional Repurchase Price in shares of the Common Stock, then the number of shares of the Common Stock a Holder will receive in exchange for the portion of the Optional Repurchase Price to be paid in Common Stock will be that number of shares equal to (x) that portion of the Optional Repurchase Price to be paid to such Holder in shares, divided by (y) the product of (i) the price per share of the Common Stock determined during the 40 consecutive Trading Days ending on the second Trading Day immediately preceding the Optional Repurchase Date using the sum of the Repurchase Daily Price Fractions for such 40 consecutive Trading Days (where “Repurchase Daily Price Fraction” means, for each such trading day, 2.5% multiplied by the Daily VWAP per share of Common Stock for such day), multiplied by (ii) 97.5%.

(b)           The Company will not deliver fractional shares if the Company uses shares of Common Stock as consideration in any Optional Repurchase Price payment.  Instead, the Company will either (i) deliver a number of shares of Common Stock rounded up to the nearest whole number of shares or (ii) pay cash in lieu of fractional shares based on the per-share value determined pursuant to clause (y) above.  The Company will not issue any shares in connection with the payment of any Optional Repurchase Price without complying to any extent required with New York Stock Exchange Rule 312 (which requires shareholder approval of certain issuances of stock), or any similar rule of any other stock exchange on which the Common Stock may be listed, if applicable.

(c)           The Company will notify Holders at least five Business Days prior to the start of the averaging period referred to in Section 3.02(a) above of the extent to which the Company will pay any portion of the Optional Repurchase Price using shares of Common Stock.  The Company’s right to deliver any such notice and the Company’s right to make any such payment using, in whole or in part, shares of Common Stock are subject to the requirement that (i) any such shares the Company delivers are Freely Tradable or (ii) if the Optional Repurchase Date occurs at any time before the one-year anniversary of the Issue Date or (if later) the one-year anniversary of the issuance date of any additional Debentures subsequently issued, the Company have an effective registration statement under the Securities Act relating to the shares of Common Stock to be issued upon payment of such Optional Repurchase Price at the time the Company delivers an Optional Repurchase Notice to the Holders.  If the Company determines after giving any such notice but prior to delivering any shares that such shares would not be Freely Tradable or the Company does not have an effective registration statement at the time it pays any such Optional Repurchase Price, as the case may be, the Company will make such payment entirely in cash.  The Company may not change the form or components or percentages of consideration to be paid in respect of such payment once the Company has given Holders notice thereof, except as described in the preceding sentence.

(d)           Notice of each Optional Repurchase Date (the “Optional Repurchase Notice”) shall be mailed by the Company or by the Trustee at the direction of the Company to the Holders as shown on the Register not less than 60 Business Days before the applicable Optional Repurchase Date at the addresses as shown on the Register, and shall include such disclosures as are required by law and shall state:  (i) whether the Company will pay the Optional Repurchase Price of the Debentures in cash, Common Stock or a combination of cash and Common Stock (in which case the relative percentages will be specified); (ii) if the Company elects to pay all or a portion of the Optional Repurchase Price in shares of Common Stock, the method by which the Company is required to calculate the market price of the Common Stock; (iii) the procedures that Holders must follow to require the Company to repurchase their Debentures; and (iv) if required, whether the Company has an effective resale shelf registration statement with respect to any shares it may issue as payment for the Optional Repurchase Price, and if so, include a selling shareholder questionnaire to enable each Holder or beneficial owner of Debentures to be named as a selling shareholder in such resale shelf registration statement.  Simultaneously with the providing of the Optional Repurchase Notice, the Company will also issue a press release (and make the press release available on its website).  The Company may not change the form or components or percentages of components of consideration to be paid for the Debentures once it has given the Holders the Optional Repurchase Notice, except as otherwise provided in Section 3.02(c).

(e)           If the Company pays all or part of any Optional Repurchase Price in shares of Common Stock, on the third Business Day following the relevant Optional Repurchase Date, the Company shall issue and shall deliver to each Holder of record on the Optional Repurchase Date at the office or agency maintained by the Company for such purpose pursuant to Section 4.04, a certificate or certificates for, or effect a book-entry transfer through the Depositary with respect to, the number of full shares of Common Stock issuable in accordance with the provisions of Section 3.02(a) and a check or cash in respect of any fractional interest in respect of a share of Common Stock, as provided in Section 3.02(b).  In case any Debenture of a denomination of an integral multiple greater than $2,000 is partially repurchased, and subject to Section 2.02, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of the Debenture so surrendered, without charge to him or her, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unrepurchased portion of the Debenture.

SECTION 3.03.                              Repurchase Upon Fundamental Change at the Option of the Holders.  (a)  Upon the occurrence of a Fundamental Change (the effective date of each such occurrence, the “Fundamental Change Date”), the Company shall notify the Holders and the Trustee in writing of such occurrence and shall be required to make an offer (the “Fundamental Change Offer”) to repurchase all Debentures then outstanding at a repurchase price in cash (the “Fundamental Change Payment”) equal to 100% of the principal amount thereof, plus accrued and unpaid interest, including Additional Interest, if any, to, but excluding, the Fundamental Change Purchase Date (as defined in Section 3.03(b)) (unless the Fundamental Change Purchase Date is between a Record Date and the Interest Payment Date to which it relates, in which case the Company will pay accrued and unpaid interest on such Interest Payment Date to the Holder of record on such Record Date and the Fundamental Change Payment will be equal to 100% of the principal amount of the Debentures subject to repurchase and will not include accrued and unpaid interest, including any Additional Interest).

(b)           Notice of a Fundamental Change and the Fundamental Change Offer (the “Fundamental Change Notice”) shall be mailed by the Company or the Trustee at the direction of the Company to the Holders as shown on the Register not more than 10 days after the applicable Fundamental Change Date at the addresses as shown on the Register, with a copy to the Trustee and the Paying Agent.  The Fundamental Change Notice, which shall govern the terms of the Fundamental Change Offer, shall include such disclosures as are required by law and shall state, to the extent applicable:  (i) the events causing a Fundamental Change; (ii) the Fundamental Change Date, and, if the Fundamental Change is a Make Whole Fundamental Change, the effective date of the Make Whole Fundamental Change; (iii) the last date on which a Holder may exercise the purchase right; (iv) the Fundamental Change Payment; (v) the date of the purchase (the “Fundamental Change Purchase Date”), which is to be no earlier than the 20th and no later than the 35th calendar day following the date of the Fundamental Change Notice; (vi) the name and address of the Paying Agent and the Conversion Agent; (vii) the applicable Conversion Rate and, if applicable, any adjustments to the applicable Conversion Rate; (viii) that the Debentures with respect to which a Fundamental Change repurchase election has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change repurchase election in accordance with the terms of this Indenture; and (ix) the procedures that Holders must follow to require the Company to purchase their Debentures.  Simultaneously with the providing of the Fundamental Change Notice, the Company will also issue a press release announcing the occurrence of the Fundamental Change (and make the press release available on its website).  Unless and until the Trustee shall receive a Fundamental Change Notice, the Trustee may assume without inquiry that no Fundamental Change has occurred.

(c)           In the case of any reclassification, change, consolidation, merger, combination, assignment, sale, lease, conveyance or other transfer to which Section 12.06 applies, in which the Common Stock is exchanged as a result into the right to receive stock, securities or other property or assets (including cash) which includes shares of common stock of the Company or another Person that are, or upon issuance will be, traded on a U.S. national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States, then the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of Holders to cause the Company to repurchase Debentures following a Fundamental Change, including the applicable provisions of this Section 3.03 and the definitions of Fundamental Change, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provision apply to such common stock and the issuer thereof if different from the Company and the Common Stock (in lieu of the Company and the Common Stock).

(d)           The Company will not be required to make a Fundamental Change Offer if a third party makes a Fundamental Change Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Fundamental Change Offer made by the Company and purchases all Debentures validly tendered and not withdrawn under such Fundamental Change Offer.

SECTION 3.04.                              General Provisions Applicable to Repurchases.  The following additional provisions shall apply to repurchases pursuant to Sections 3.02 and 3.03.

(a)           To exercise its rights under Section 3.02 or 3.03, a Holder must deliver the Debentures to be purchased, together with a written purchase notice, to the Paying Agent, (1) in the case of an Optional Repurchase Date, at any time after the opening of business on the date that is 20 Business Days prior to the Optional Repurchase Date until the close of business on the Business Day immediately preceding the Optional Repurchase Date, or (2) in the case of a Fundamental Change Offer, after receipt of the Fundamental Change Notice and on or before the Business Day immediately preceding the Fundamental Change Purchase Date.  The purchase notice must contain: (x) if the Debentures are not certificated, the Holder’s notice must comply with appropriate DTC procedures or, if the Debentures are certificated, the notice shall include the certificate numbers of the Holder’s Debentures to be delivered for purchase; (y) the portion of the principal amount of the Holder’s Debentures to be purchased, which must be $1,000 or a multiple of $1,000; provided that the portion not to be purchased is in a minimum principal amount of $2,000; and (z) that the Holder’s Debentures are to be purchased by the Company pursuant to the applicable provisions of the Debentures and this Indenture.  In addition, if the Debentures are certificated, the Debentures delivered for repurchase shall be duly endorsed for transfer and the written purchase notice in the appropriate form on the reverse side of the Debentures shall be duly completed. No Debentures of a principal amount of $2,000 or less shall be purchased by the Company in part.

(b)           On or prior to the Optional Repurchase Date or the Fundamental Change Purchase Date, as the case may be, the Company will deposit with the Trustee or with the Paying Agent an amount of money in immediately available funds sufficient to repurchase on such date all the Debentures (or portions thereof) tendered for repurchase (other than those theretofore surrendered for conversion into Common Stock) and not withdrawn, other than with respect to any portion of the Optional Repurchase Price to be paid in shares of Common Stock; provided that if such payment is made on the Optional Repurchase Date or the Fundamental Change Purchase Date, as the case may be, it must be received by the Trustee or Paying Agent, as the case may be, by 10:00 a.m. New York City time on such date.

(c)           A Holder that has exercised a repurchase right will receive payment of the cash portion of the Optional Repurchase Price or the Fundamental Change Payment, as the case may be, promptly following the later of (i) the Optional Repurchase Date or the Fundamental Change Purchase Date, as the case may be, or (ii) the time of book-entry transfer or the delivery of the Debentures.  If the Paying Agent holds money or securities sufficient to pay the cash portion of the purchase price of the Debentures to be repurchased on the second Business Day following the Optional Repurchase Date or the Fundamental Change Purchase Date, as the case may be, then the following shall occur:

(1)      the Debentures tendered for purchase and not withdrawn will cease to be outstanding and interest, including Additional Interest, if any, will cease to accrue on such Debentures on the Optional Repurchase Date or the Fundamental Change Purchase Date, as the case may be (whether or not book-entry transfer of the Debentures is made or whether or not the Debentures are delivered to the Paying Agent); and

(2)      all other rights of the Holders with respect to the Debentures tendered for purchase and not withdrawn will terminate on the Optional Repurchase Date or the Fundamental Change Purchase Date, as the case may be (other than the right to receive the purchase price, previously accrued and unpaid interest (including any Additional Interest) and any other payment due upon delivery or transfer of the Debentures).

(d)           The offers in connection with the Optional Repurchase Dates and any Fundamental Change Offers shall be made by the Company in compliance with all applicable provisions of the Exchange Act, all applicable tender offer rules promulgated thereunder and all other federal and state securities laws, to the extent such laws and regulations are then applicable and shall include all instructions and materials (such as the filing of a Schedule TO or any other required schedule) that the Company shall reasonably deem necessary to enable each such Holder to tender its Debentures.  The Company will not purchase Debentures if the principal amount of the Debentures has been accelerated, and such acceleration has not been rescinded, on or prior to the Optional Repurchase Date or the Fundamental Change Purchase Date, as the case may be.

(e)           Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent an election to have its Debentures purchased pursuant to Section 3.02 or 3.03 shall have the right to withdraw such election in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof; provided that the portion not to be so purchased is in a minimum principal amount of $2,000, if the Paying Agent receives, not later than close of business on the Business Day immediately preceding the Optional Repurchase Date or the Fundamental Change Purchase Date, as the case may be, a facsimile transmission or letter setting forth (i) the name of the Holder; (ii) the principal amount of withdrawn Debentures, which must be $1,000 or a multiple of $1,000, and provided that the portion remaining to be repurchased is in a minimum principal amount of $2,000; (iii) if certificated Debentures have been issued, the certificate numbers of the withdrawn Debentures, or if not certificated, the notice must comply with appropriate DTC procedures; and (iv) the principal amount, if any, which remains subject to the notice of election.

ARTICLE IV

COVENANTS

SECTION 4.01.                              Payment of Debentures.  The Company shall pay the principal of and interest on the Debentures on the dates and in the manner provided in the Debentures.  Principal, interest or cash payments to be made pursuant to Article III shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company or a Subsidiary of the Company or any Affiliate of the Company) holds as of 10:00 a.m. New York City time on that date immediately available funds designated for and sufficient to pay all principal, interest and cash payments to be made pursuant to Article III then due; provided, however, that money held by the Agent for the benefit of holders of Senior Indebtedness pursuant to the provisions of Article XI hereof or the payment of which to the Holders is prohibited by Article XI shall not be considered to be designated for the payment of any principal of or interest on the Debentures within the meaning of this Section 4.01.

To the extent lawful, the Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on (i) overdue principal, at the rate borne by Debentures per annum; and (ii) overdue installments of interest (without regard to any applicable grace period) at the same rate per annum, in each case during the period in which such Default is continuing.

SECTION 4.02.                              Reports.  So long as any Debentures are outstanding, the Company will furnish to the Trustee and the Holders within 15 days after the date on which the Company would be required to file the same with the Commission pursuant to its rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), all quarterly and annual financial information (without exhibits) required to be contained in a filing with the Commission on Forms 10-Q and 10-K, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual consolidated financial statements only, a report thereon by the Company’s independent registered public accountants.  Documents filed by the Company with the Commission via the EDGAR system will be deemed to be filed with the Trustee as of the time such documents are filed via EDGAR. The Trustee shall have no duty to search for or obtain any electronic or other filings that the Company makes with the Commission, regardless of whether such filings are periodic, supplemental or otherwise.

If at any time the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file all reports, if any, as would be required by the provisions of Section 314(a) of the TIA with the Trustee and will furnish to Holders, beneficial owners of the Debentures and prospective purchasers of the Debentures or shares of Common Stock issuable upon conversion of the Debentures, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) of the Securities Act.

Delivery of all reports, information and documents to the Trustee pursuant to this Section 4.02 is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

SECTION 4.03.                              Compliance Certificate.  (a)  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company, an Officer’s Certificate as to such Officer’s knowledge of any Default that occurred during the previous year and whether the Company is in Default in the performance or observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder).

(b)           The Company shall, so long as any of the Debentures are outstanding, deliver to the Trustee, forthwith upon becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default, including, within 30 days after the occurrence of an Event of Default under subsections (g) through (j) of Section 6.01, a written notice of the events, their status and the actions that the Company is taking or proposes to take in respect thereof.

SECTION 4.04.                              Maintenance of Office or Agency.  The Company shall maintain or cause to be maintained the office or agency required under Section 2.03.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not maintained by the Trustee.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, presentations, surrenders, notices and demands with respect to the Debentures may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designation.

SECTION 4.05.                              Continued Existence.  Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 4.06.                              Appointments to Fill Vacancies in Trustee’s Office.  The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.08, a Trustee, so that there shall at all times be a Trustee hereunder.

SECTION 4.07.                              Stay, Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter enforced, that may affect the Company’s obligation to pay the Debentures; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Debentures, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.08.                              Taxes and Other Claims.  The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency (i) all taxes, assessments and government levies; provided, however, that the Company shall not be required to pay or cause to be paid any such tax, assessment or levy (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company and its Subsidiaries taken as a whole, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings, and (ii) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate provision has been made.

SECTION 4.09.                              Increased Interest Rate.

(a)                 If at any time during the six months to one year period following the Issue Date, (i) the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (other than any Current Report on Form 8-K), or (ii) the Debentures are not otherwise freely tradable by Holders (other than Holders who are Affiliates of the Company or any Person that has been an Affiliate of the Company at any time during the three months preceding the applicable date) as a result of restrictions pursuant to the U.S. securities laws or the terms of this Indenture or the Debentures, the Company will make on the next succeeding Interest Payment Date (or, in the case of a converting Holder, upon the conversion of such Holder’s Debentures) a one-time payment in respect of the Debentures in the amount of 0.50% of their principal amount.

(b)           Unless:

(i)           the Restricted Securities Legend on the Debentures has been removed, and

(ii)          the Debentures are freely tradable pursuant to Rule 144 under the Securities Act without volume restrictions by Holders other than Affiliates of the Company or any Person that has been an Affiliate of the Company at any time during the three months preceding the applicable date (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Debentures), as of the 365th day after the Issue Date, the interest rate on the Debentures will be increased by 0.50% per annum.  So long as a condition described in either clause (1) or (2) of Section 4.09(b) continues to fail to be satisfied, the Company shall pay such Additional Interest in cash on each Interest Payment Date to the Person who is the Holder of record of the Debentures on the immediately preceding Record Date.  When such condition is satisfied, accrued and unpaid Additional Interest through the date of satisfaction will be paid in cash on the subsequent Interest Payment Date to the record Holder on the Record Date.  In no event shall Additional Interest accrue under the terms of this Indenture (taking any Additional Interest under the provision described in this Section 4.09 together with any interest under Section 6.02(b)) at an annual rate in excess of 0.50%, in the aggregate, for any violation or default caused by the Company’s failure to be current in respect of its Exchange Act reporting obligations.

(c)                 During the period of one year after the Issue Date, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any Debentures that have been reacquired by the Company or acquired by any of them.

SECTION 4.10.                              Additional Interest Notice.  In the event that the Company is required to pay Additional Interest to Holders of Debentures pursuant to Section 4.09 or 6.02(b) hereof, the Company shall provide a direction or order in the form of a written notice to the Trustee (and if the Trustee is not the Paying Agent, the Paying Agent) of the Company’s obligation to pay such Additional Interest no later than three Business Days prior to the date on which any such Additional Interest is scheduled to be paid.  Such notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, the Paying Agent) to make payment to the extent it receives funds from the Company to do so.  The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether Additional Interest is payable, or with respect to the nature, extent, or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of Additional Interest.

SECTION 4.11.                              Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 4.12.                              Maintenance of Properties.  The Company will cause all material properties owned, leased or licensed in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof and thereto, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times while any Debentures are outstanding; provided, however, that nothing in this Section 4.12 shall prevent the Company from doing otherwise if, in the judgment of the Company, the same is desirable in the conduct of the Company’s business and is not, and will not be, adverse in any material respect to the Holders.

ARTICLE V

SUCCESSORS

SECTION 5.01.                              When the Company May Merge, Etc.  The Company may not, in a single transaction or through a series of related transactions, consolidate or merge with or into any other Person, or, directly or indirectly, sell, convey, transfer or lease all or substantially all of its consolidated assets to another Person or group of affiliated Persons, except that the Company may consolidate or merge with, or sell, convey, transfer or lease all or substantially all of its consolidated assets to, another Person if:

(a)           either:

(i)           the Company shall be the surviving or continuing corporation, or

(ii)          the corporation formed by or surviving any such consolidation or merger or combination (if other than the Company) or the corporation which acquires by sale, assignment, transfer, lease, conveyance or other disposition all or substantially all of the consolidated properties and assets of the Company

1.	shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and

2.
shall expressly assume the due and punctual payment of the principal of, and interest on all the Debentures and the performance of every covenant of the Company under the Debentures and this Indenture, including, without limitation, modifications to rights of holders to cause the repurchase of Debentures upon a Fundamental Change in accordance with Section 3.03(c) and conversion rights in accordance with Section 12.06 to the extent required by such Sections, pursuant to a supplemental indenture;

(b)           immediately after giving effect to such transaction, no Default and no Event of Default shall have occurred and be continuing; and

(c)           the Company or such Person shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, combination, sale, assignment, disposition, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

For purposes of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the consolidated properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the consolidated properties and assets of the Company.

SECTION 5.02.                              Successor Corporation Substituted.  Upon any such consolidation, merger, sale, assignment, conveyance, lease, transfer or other disposition in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, assignment, conveyance, lease, transfer or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Debentures.

SECTION 5.03.                              Purchase Option on Fundamental Change.  This Article V does not affect the obligations of the Company (including without limitation any successor to the Company) under Section 3.03.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.01.                              Events of Default.  An “Event of Default” with respect to any Debentures occurs if:

(a)           the Company defaults in the payment of any installment of interest on the Debentures when due, whether or not such payment is prohibited by the subordination provisions set forth in Article XI of this Indenture, including any interest payable in connection with a redemption or repurchase pursuant to Article III and Additional Interest, if any, and continuance of such default for 30 days or more;

(b)           the Company defaults in the payment of principal of the Debentures when due at maturity, upon redemption or repurchase pursuant to Article III, upon acceleration or otherwise, whether or not such payment is prohibited by the subordination provisions set forth in Article XI of this Indenture;

(c)           the Company defaults in the delivery when due of all Common Stock deliverable upon conversion with respect to the Debentures, which default continues for five calendar days;

(d)           the Company fails to provide timely a Fundamental Change Notice in accordance with Section 3.03 hereof;

(e)           the Company fails to comply with Section 5.01 hereof;

(f)           the Company defaults (other than a default set forth in clauses (a), (b), (c), (d) or (e) above) in the performance of, or breaches, any other covenant or agreement of the Company set forth in this Indenture or the Debentures and fails to remedy such default or breach within a period of 60 days after its receipt of written notice (“Notice”) thereof from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Debentures;

(g)           default by the Company or default by any Significant Subsidiary with respect to any mortgage, agreement or other instrument under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed having a principal amount in excess of $10,000,000 in the aggregate, whether such indebtedness now exists or shall hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable prior to its express maturity date or (ii) constituting a failure to pay at least $10,000,000 of such indebtedness when due and payable (after the expiration of any applicable grace period) at its stated maturity, upon required repurchase, upon declaration or otherwise; provided that any such Event of Default shall be deemed cured and not continuing upon payment of such indebtedness or rescission of such declaration;

(h)           a final judgment for the payment of $10,000,000 or more (excluding any amounts covered by insurance or bond) rendered against the Company or any Significant Subsidiary by a court of competent jurisdiction, which judgment is not discharged, stayed, vacated, paid or otherwise satisfied within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)           the Company or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)           commences a voluntary case,

(ii)         consents to the entry of an order for relief against it in an involuntary case,

(iii)        consents to the appointment of a Custodian of it or for all or substantially all of its property,

(iv)        makes a general assignment for the benefit of its creditors, or

(v)         makes the admission in writing that it generally is unable to pay its debts as the same become due; or

(j)           a court of competent jurisdiction enters a judgment, order or decree under any Bankruptcy Law that:

(i)          is for relief against the Company or any Significant Subsidiary in an involuntary case, and the judgment, order or decree remains unstayed and in effect for 90 days,

(ii)         appoints a Custodian of the Company or any Significant Subsidiary, and the judgment, order or decree remains unstayed and in effect for 90 days, or

(iii)        orders the liquidation of the Company or any Significant Subsidiary, and the judgment, order or decree remains unstayed and in effect for 90 days.

The term “Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors.  The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.02.                              Acceleration.  (a)  If an Event of Default (other than an Event of Default with respect to the Company specified in clauses (i) and (j) of Section 6.01) occurs and is continuing, then and in every such case (i) the Trustee, by written notice to the Company, or (ii) the Holders of at least 25% in aggregate principal amount of the then outstanding Debentures, by written notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the unpaid principal of, and accrued and unpaid interest, if any, on all the Debentures to be due and payable.  Upon such declaration such principal amount, and accrued and unpaid interest, including Additional Interest, if any, shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Debentures to the contrary, but subject to the provisions of Article XI hereof.  If any Event of Default with respect to the Company specified in clauses (i) or (j) of Section 6.01 occurs, all unpaid principal of and accrued and unpaid interest, including Additional Interest, if any, on the Debentures then outstanding shall become automatically due and payable subject to the provisions of Article XI hereof, without any declaration or other act on the part of the Trustee or any Holder.

The Holders of a majority in aggregate principal amount of the then outstanding Debentures, by notice to the Trustee, may rescind an acceleration of the Debentures initiated by (i) the Trustee or (ii) the Holders of at least 25% in aggregate principal amount of the then outstanding Debentures and its consequences if the rescission would not conflict with any judgment or decree of any court of competent jurisdiction.  No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

(b)           Notwithstanding any other provision in this Article VI, if an Event of Default occurs arising out of the Company’s breach of its obligation to file or furnish reports or other financial information pursuant to Section 314(a) of the TIA or as otherwise required under this Indenture, the Company may elect to pay Additional Interest on the Debentures as the sole remedy for such Event of Default, and the Trustee and the Holders will not have any right under this Indenture to accelerate the maturity of the Debentures as a result of any such Event of Default, except as provided below.  If elected, the Company shall pay Additional Interest to all Holders at a rate equal to 0.50% per annum through the 180th day after the occurrence of such Event of Default (or such earlier date on which the Event of Default relating to the reporting obligations referred to in this Section 6.02(b) shall have been cured or waived). On the 181st day, such Additional Interest will cease to accrue (or earlier, if the Event of Default relating to the reporting obligations referred to in this Section 6.02(b) shall have been cured or waived prior to such 181st day) and, if the Event of Default is continuing on such 181st day, the Debentures will be subject to acceleration as provided in Section 6.02(a). The provisions of this Section 6.02(b) will not affect the rights of the Holders in the event of the occurrence of any other Event of Default, and are separate and distinct from, and in addition to, the obligation of the Company to increase the interest rate of, and the amount of interest payable on, the Debentures pursuant to Section 4.09, except as otherwise provided therein.  Any Additional Interest paid pursuant to this Section 6.02(b) will be payable at the times and in the manner provided for the payment of regular interest on the Debentures (and all references herein to “interest” shall include the Additional Interest provided for in this Section 6.02(b)).  In order to elect to pay Additional Interest on the Debentures as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the failure to comply with reporting obligations in accordance with this Section 6.02(b), the Company must notify all Holders of Debentures and the Trustee and Paying Agent of such election on or before the fifth Business Day after the date on which such Event of Default first occurs.  If the Company fails to timely give such notice, the Debentures will be immediately subject to acceleration as provided in Section 6.02(a).

SECTION 6.03.                              Other Remedies.  If an Event of Default occurs and is continuing, subject to Article XI, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.  The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy occurring upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

SECTION 6.04.                              Waiver of Past Defaults.  The Holders of a majority in aggregate principal amount of the then-outstanding Debentures may, on behalf of the Holders of all the Debentures, waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of or interest (including Additional Interest, if any) on the Debentures (other than the non-payment of principal of or non-payment of interest, if any, on the Debentures which has become due solely by virtue of an acceleration which has been duly rescinded as provided above), or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of all Holders of Debentures.  When a Default or Event of Default is waived, it is cured and stops continuing.  No waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

SECTION 6.05.                              Control by Majority.  The Holders of a majority in aggregate principal amount of the then-outstanding Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of any other Holder of Debentures or that may involve the Trustee in personal liability; provided that the Trustee shall have no duty or obligation (subject to Section 7.01) to ascertain whether or not such actions of forbearances are unduly prejudicial to such Holders; provided, further, that the Trustee may take any other action the Trustee deems proper that is not inconsistent with such directions.

SECTION 6.06.                              Limitation on Suits.  Except to enforce the right to receive payment of principal and interest, a Holder may not pursue any remedy with respect to this Indenture or the Debentures unless:

(1)      the Holder gives to the Trustee written notice of an Event of Default that has occurred and is continuing;

(2)      the Holders of at least 25% in principal amount of the then-outstanding Debentures make a request to the Trustee to pursue the remedy;

(3)      such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)      the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of such security or indemnity; and

(5)      the Holders of a majority in principal amount of the then-outstanding Debentures do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07.                              Rights of Holders to Receive Payment.  Subject to the provisions of Article XI hereof, notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of principal, and interest, if any, on the Debenture, on or after the respective due dates expressed in the Debenture, or to bring suit for the enforcement of any such payment on or after such respective dates, or to bring suit for the enforcement of the right to convert the Debenture in accordance with the terms of this Indenture shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.                              Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, subject to Article XI, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and accrued interest, if any, remaining unpaid on the Debentures and accrued and unpaid interest, if any, on overdue principal and interest, if any, and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.                              Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders of Debentures allowed in any judicial proceedings relative to the Company, its creditors or its property.  Any receiver, trustee, liquidator or sequestrator (or other similar official) in any such proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due to the Trustee pursuant to Section 7.07.  Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.                              Priorities.  Subject to Article XI, if the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

First:  to the Trustee for amounts due under Section 7.07, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by the Trustee, and the costs and expenses of collection;

Second:  if the Holders proceed against the Company directly without the Trustee in accordance with this Indenture, to Holders for their collection costs;

Third:  to Holders of Debentures for amounts due and unpaid on the Debentures for principal and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal and interest, if any, respectively; and

Fourth: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a special record date and payment date for any payment to Holders of Debentures made pursuant to this Section 6.10.  At least 15 days before any such special record date, the Trustee shall mail to Holders of the Debentures a notice that states the special record date, payment date and amount of such interest to be paid.

SECTION 6.11.                              Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit, other than the Trustee, of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the then outstanding Debentures.

ARTICLE VII

THE TRUSTEE

The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.  Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article VII.

SECTION 7.01.                              Duties of the Trustee.

(a)           If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)           Except during the continuance of an Event of Default known to the Trustee:

(1)      The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)      In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the form required by this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts purported to be stated therein).

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)      This paragraph does not limit the effect of paragraph (b) of this Section;

(2)      The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)      The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e)           Whether or not therein expressly so provided, every provision of this Indenture that is in any way related to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01 and to the provisions of the TIA.

(f)           The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company.  Money held in trust by the Trustee need not be segregated from other funds or assets except to the extent required by law.

SECTION 7.02.                              Rights of the Trustee.  Subject to Section 7.01 and the provisions of TIA Section 315:

(a)           The Trustee may conclusively rely on and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter contained therein.

(b)           Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof is herein specifically prescribed).  In addition, before the Trustee acts or refrains from acting, it may require an Officer’s Certificate, an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its attorneys and agents and other Persons not regularly in its employ and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith without negligence or willful misconduct which it believes to be authorized or within its discretion, rights or powers.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by Officers of the Company.

(f)           The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(g)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or discretion of any of the Holders pursuant to the provisions of this Indenture, unless such Holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby.

(h)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, security or other document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Debentures then outstanding; provided that if the Trustee determines in its discretion to make any such investigation, then it shall be entitled, upon reasonable prior notice and during normal business hours, to examine the books and records and the premises of the Company, personally or by agent or attorney, and the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be reimbursed by the Company upon demand.

(i)           The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct.

(j)           The Trustee shall not be responsible for the computation of any adjustment to the Conversion Rate or for any determination as to whether an adjustment is required and shall not be deemed to have knowledge of any adjustment unless and until it shall have received the notice from the Company contemplated by Section 12.05(e).

(k)           The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (A) any Event of Default occurring pursuant to Section 6.01(a) or (b), or (B) any Event of Default of which a Trust Officer of the Trustee shall have received written notification or otherwise obtained actual knowledge.

(l)           Whenever by the terms of this Indenture, the Trustee shall be required to transmit notices or reports to any or all Holders, the Trustee shall be entitled to conclusively rely on the information provided by the Registrar as to the names and addresses of the Holders as being correct. If the Registrar is other than the Trustee, the Trustee shall not be responsible for the accuracy of such information.

(m)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including as Registrar), and to each agent, custodian, and any other such Persons employed to act hereunder.

(n)           In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts or war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services (it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to avoid and mitigate the effects of such occurrences and to resume performance as soon as practicable under the circumstances).

(o)           The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(p)           In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.03.                              Individual Rights of the Trustee.  Subject to Sections 7.10 and 7.11, the Trustee in its individual or any other capacity may become the owner or pledgee of Debentures with the same rights it would have if it were not the Trustee and may otherwise deal with the Company or an Affiliate of the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.

SECTION 7.04.                              Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Debentures.  It shall not be accountable for the Company’s use of the proceeds from the Debentures or any money paid to the Company or upon the Company’s direction under any provision of this Indenture.  It shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Debentures or any other document in connection with the sale of the Debentures or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.                              Notice of Defaults.  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, or interest, if any, on any Debenture, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders of the Debentures.

SECTION 7.06.                              Reports by the Trustee to Holders.  Within 60 days after the reporting date stated in Section 10.10, the Trustee shall mail to Holders of Debentures a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA Section 313(b)(2).  The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

A copy of each report at the time of its mailing to Holders of Debentures shall be filed, at the expense of the Company, by the Trustee with the Commission and each stock exchange or securities market, if any, on which the Debentures are listed.  The Company shall timely notify the Trustee when the Debentures are listed or quoted on any stock exchange or securities market or of any delisting thereof.

SECTION 7.07.                              Compensation and Indemnity.  The Company shall pay to the Trustee from time to time and the Trustee shall be entitled to such compensation for its acceptance of this Indenture and its services hereunder as the Company and the Trustee shall from time to time agree in writing.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services.  Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents, counsel and other persons not regularly in its employ; provided that Trustee shall provide the Company reasonable advance notice of any expenditure not in the ordinary course of business; provided, further, that the Company shall have no obligation to reimburse the Trustee with respect to any such expense, disbursement or advance as may be attributable to the Trustee’s negligence, willful misconduct or bad faith.

The Company shall indemnify the Trustee, or any predecessor Trustee, for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or in connection with enforcing the provisions of this Section.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim with counsel designated by the Company, who may be outside counsel to the Company but shall in all events be reasonably satisfactory to the Trustee, and the Trustee shall cooperate in the defense.  In addition, the Trustee may retain one separate counsel and, if deemed advisable by such counsel, local counsel, and the Company shall pay the reasonable fees and expenses of such separate counsel and local counsel.  The indemnification herein extends to any settlement; provided that the Company will not be liable for any settlement made without its consent; provided, further, that such consent will not be unreasonably withheld.

The Trustee shall have a lien prior to the Debentures on all money or property held or collected by the Trustee to secure the Company’s payment obligations in this Section 7.07, except that held in trust to pay principal and interest, if any, on Debentures.  Such liens and the Company’s obligations under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.                              Replacement of the Trustee.  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of a majority in principal amount of the then outstanding Debentures may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee.  The Company may remove the Trustee if:

(i)           the Trustee fails to comply with Section 7.10;

(ii)          the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(iii)         a Custodian or public officer takes charge of the Trustee or its property; or

(iv)         the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Debentures may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, at the Company’s expense, the Company or the Holders of at least 10% in principal amount of the then outstanding Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders of Debentures.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the retiring Trustee hereunder have been paid and subject to the lien provided for in Section 7.07.  Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee with respect to expenses and liabilities incurred by it prior to such replacement.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

SECTION 7.09.                              Successor Trustee by Merger, Etc.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the trust created by this Indenture) to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

SECTION 7.10.                              Eligibility, Disqualification.  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310 (a)(1) and (5).  There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the TIA to act as such and has a combined capital and surplus of at least $50,000,000.  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any federal or state supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  The Trustee is subject to TIA Section 310(b) regarding the disqualification of a trustee upon acquiring a conflicting interest; provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 7.11.                              Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship set forth in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE VIII

SATISFACTION AND DISCHARGE OF INDENTURE

SECTION 8.01.                              Discharge of Indenture.  When (a) the Company delivers to the Trustee for cancellation all Debentures theretofore authenticated (other than any other Debentures which have been destroyed, lost or stolen and in lieu of or in substitution for which other Debentures have been authenticated and delivered) and not theretofore canceled, or (b) all the Debentures not theretofore canceled or delivered to the Trustee for cancellation have become due and payable, and the Company deposits with the Trustee in trust or delivers to the Holders amounts in U.S. legal tender or U.S. Government Obligations, or, where permitted, shares of Common Stock or any combination thereof sufficient (calculated as set forth under the terms of this Indenture with respect to such payment) to pay at maturity, on any Redemption Date, Optional Repurchase Date, Fundamental Change Purchase Date, upon conversion or otherwise all of the Debentures (other than any Debentures which have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Debentures have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest, if any, due or to become due to such date, and if the Company also pays, or causes to be paid, all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer, substitution, replacement and exchange and conversion of Debentures, (ii) rights hereunder of Holders of Debentures to receive payments of principal of and interest, if any, on the Debentures, (iii) the obligations under Sections 2.03 and 8.05 hereof and (iv) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officer’s Certificate and an Opinion of Counsel as required by Section 10.04 and at the Company’s cost and expense, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; provided, however, the Company hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Debentures.

SECTION 8.02.                              Deposited Monies to be Held in Trust by Trustee.  Subject to Section 8.04, all monies deposited with the Trustee pursuant to Section 8.01 shall be held in trust and applied by it to the payment, notwithstanding the provisions of Article XI, either directly or through the Paying Agent, to the Holders of the particular Debentures for the payment of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest, if any. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Debentures.

SECTION 8.03.                              Paying Agent to Repay Monies Held.  Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent (other than the Trustee) shall, upon the Company’s demand, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

SECTION 8.04.                              Return of Unclaimed Monies.  Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of, or interest, if any, on Debentures and not applied but remaining unclaimed by the Holders thereof for two years after the date upon which the principal of, or interest on such Debentures, as the case may be, have become due and payable, shall be repaid to the Company by the Trustee on demand; provided, however, that the Company, or the Trustee at the request of the Company, shall have first caused notice of such payment to the Company to be mailed to each Holder of a Debenture entitled thereto no less than 30 days prior to such payment and all liability of the Trustee shall thereupon cease with respect to such monies; and the Holder of any of such Debentures shall thereafter look only to the Company for any payment which such Holder may be entitled to collect unless an applicable abandoned property law designates another Person.

SECTION 8.05.                              Reinstatement.  If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 8.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided, however, that if the Company makes any payment of interest on or principal of any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders thereof to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS

SECTION 9.01.                              Without the Consent of Holders.  The Company and the Trustee may amend this Indenture or the Debentures without notice to or the consent of any Holder to:

(a)           cure any ambiguity or omission or correct any inconsistent or otherwise defective provision contained in this Indenture or the Debentures, so long as such action will not materially adversely affect the interests of Holders;

(b)           provide for the assumption by a surviving or successor corporation of the obligations of the Company under this Indenture or evidence and provide for the acceptance of appointment of a successor trustee pursuant to this Indenture;

(c)           provide for uncertificated Debentures in addition to or in place of Definitive Securities; provided that the uncertificated Debentures are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended, or in a manner such that the uncertificated Debentures are described in Section 163(f)(2)(B) of the Internal Revenue Code of 1986, as amended;

(d)           add guarantees with respect to the Debentures;

(e)           secure the Debentures;

(f)           add to the Company’s covenants for the benefit of the Holders or surrender any right or power conferred upon the Company;

(g)           make any change that does not materially adversely affect the rights of any Holder;

(h)           comply with the provisions of any clearing agency, clearing corporation or clearing system, including DTC, the Trustee or the Registrar with respect to the provisions of this Indenture or the Debentures relating to transfers and exchanges of Debentures;

(i)           comply with any requirements under the TIA; or

(j)           conform the provisions of this Indenture and the Debentures to the “Description of Debentures” section in the Company’s offering memorandum dated December 15, 2009 relating to the Debentures.

SECTION 9.02.                              With the Consent of Holders.  Subject to Section 6.07, the Company and the Trustee may amend this Indenture or the Debentures with the written consent of the Holders of at least a majority in principal amount of the then outstanding Debentures (including without limitation consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Debentures).

Subject to Sections 6.04 and 6.07, the Holders of a majority in principal amount of the then-outstanding Debentures (including without limitation by consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Debentures) may waive compliance in a particular instance by the Company with any provision of this Indenture or the Debentures.

However, without the consent of each Holder of a Debenture affected, an amendment or waiver under this Section may not, with respect to any Debentures held by a non-consenting Holder:

(a)           reduce the percentage in principal amount of Debentures whose Holders must consent to an amendment of this Indenture or to waive any past Default;

(b)           reduce the rate of or extend the stated time for payment of interest on any Debenture or reduce the amount or extend the stated time for payment of Additional Interest;

(c)           reduce the principal of or extend the stated maturity of any Debenture;

(d)           make any change that adversely affects the conversion rights of any Debenture;

(e)           reduce the Redemption Price, the Optional Repurchase Price or the Fundamental Change Payment of any Debenture or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payment;

(f)           make any principal or interest payable in a currency other than that stated in the Debenture;

(g)           impair the right of any Holder to receive payment of principal of and interest, including any Additional Interest, on such Holder’s Debentures on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Debentures;

(h)           change the ranking of the Debentures; or

(i)           make any change in the provisions of clauses (a) through (h) of this Section 9.02 or in the waiver provisions of this Indenture which require each Holder’s consent, except to increase the percentage required for modification, amendment or waiver or to provide for the consent of each affected Holder.

To secure a consent or waiver of the Holders of Debentures under this Section, it shall not be necessary for such Holders to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment or waiver under this Article IX becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment or waiver.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or waiver under this Article IX.

SECTION 9.03.                              Compliance with the Trust Indenture Act.  Every amendment to this Indenture or the Debentures shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 9.04.                              Revocation and Effect of Consents.  Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder’s Debenture, even if notation of the consent is not made on any Debenture.  However, any such Holder or subsequent Holder may revoke the consent as to his or her Debenture or portion of a Debenture if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Debentures have consented to the amendment or waiver.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Debentures entitled to consent to any amendment or waiver.  If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders of Debentures at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Debentures required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

After an amendment or waiver becomes effective it shall bind every Holder, unless it is of the type described in clauses (a) through (i) of Section 9.02.  In such cases, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder’s Debenture.

SECTION 9.05.                              Notation on or Exchange of Debentures.  Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in the form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Debentures without charge to the Holders of the Debentures, except as specified in Section 2.07.

SECTION 9.06.                              Trustee Protected.  The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article IX if such amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign it.  In signing such amendment or supplemental indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

ARTICLE X

GENERAL PROVISIONS

SECTION 10.01.                              Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), such duties imposed by such Section of the TIA shall control.  If any provision of this Indenture expressly modifies or excludes any provision of the TIA that may be so modified or excluded, this Indenture provision so modifying or excluding such provision of the TIA shall be deemed to apply.

SECTION 10.02.                              Notices.  Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail, with postage prepaid (registered or certified, return receipt requested), or sent by facsimile or overnight air couriers guaranteeing next day delivery, to the other’s address as stated in Section 10.10.  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders of Debentures) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when transmission is confirmed, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.  Notwithstanding the foregoing, all notices to the Trustee shall be effective only upon receipt by a Trust Officer.

Any notice or communication to a Holder shall be mailed by first-class mail, with postage prepaid, to his or her address shown on the Register kept by the Registrar.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company sends a notice or communication to Holders of Debentures, it shall send a copy to the Trustee and each Agent at the same time.

All notices or communications shall be in writing.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, provided, however, that, the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing.  If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 10.03.                              Communication by Holders With Other Holders.  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Debentures.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 10.04.                              Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)      an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such person, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)      an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 10.05.                              Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

(1)      a statement that the person making such certificate or opinion has read such covenant or condition;

(2)      a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)      a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)      a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any Officer’s Certificate may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Officer knows that the opinion with respect to the matters upon which his or her certificate may be based as aforesaid is erroneous.  Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon certificates, statements or opinions of, or representations by, an Officer or Officers of the Company, or other Persons or firms deemed appropriate by such counsel, unless such counsel knows that the certificates, statements or opinions or representations with respect to the matters upon which his or her opinion may be based as aforesaid are erroneous.

Any Officer’s Certificate, statement or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representation by an accountant (who may be an employee of the Company), or firm of accountants, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representation with respect to the accounting matters upon which his or her certificate, statement or opinion may be based as aforesaid is erroneous.

SECTION 10.06.                              Rules by Trustee and Agents.  The Trustee may make reasonable rules for action by, or a meeting of, Holders of Debentures.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 10.07.                              Business Days.  A “Business Day” is any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.  If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

SECTION 10.08.                              No Recourse Against Others.  No director, officer, employee or shareholder, as such, of the Company from time to time shall have any liability for any obligations of the Company under the Debentures or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation.  Each Holder by accepting a Debenture waives and releases all such liability.  This waiver and release are part of the consideration for the Debentures.  Each of such directors, officers, employees and shareholders is a third party beneficiary of this Section 10.08.

SECTION 10.09.                              Counterparts.  This Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 10.10.                              Other Provisions.  The Company initially appoints the Trustee as Paying Agent, Registrar, Conversion Agent and authenticating agent.

The reporting date for Section 7.06 is December 31 of each year; provided, the first reporting date is December 31, 2010.

The Company’s address is:

GenCorp Inc.
P.O. Box 537012
Sacramento, California 95853-7012
Attention:	Chief Financial Officer
Facsimile:	(916) 351-8608
Telephone:	(916) 355-2361

The Trustee’s address is:

The Bank of New York Mellon Trust Company, N.A.
700 S. Flower Street, Suite 500
Los Angeles, California 90017
Attention:	Corporate Trust Division - Corporate Finance Unit
Facsimile:	(213) 630-6298

SECTION 10.11.                              Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE DEBENTURES BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 10.12.                              No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company.  Any such other indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 10.13.                              Successors.  All agreements of the Company in this Indenture and the Debentures shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 10.14.                              Severability.  In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.15.                              Table of Contents, Headings, Etc.  The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 10.16.                              Submission to Jurisdiction.  The Company (i) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or the Debentures, as the case may be, may be instituted in any federal or state court sitting in The City of New York; (ii) waives to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (iii) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

SECTION 10.17.  Waiver of Jury Trial.  EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE DEBENTURES OR THE TRANSACTION CONTEMPLATED HEREBY.

ARTICLE XI

SUBORDINATION

SECTION 11.01.                              Debentures Subordinated to Senior Indebtedness.  The Company covenants and agrees, and each Holder by his acceptance thereof likewise covenants and agrees, that all Debentures are subject to the provisions of this Article XI; and each Person holding any Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions and acknowledges that such provisions are for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

Each Holder authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate, in the sole discretion of the Trustee, to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness as provided in this Article and appoints the Trustee as such Holder’s attorney-in-fact for any and all such purposes.

The payment of the principal of, premium, if any, and interest (including Additional Interest, if any) on and any other payment due pursuant to this Indenture or any Debentures issued hereunder (including, without limitation, the payment or deposit of the Redemption Price, Make Whole Optional Redemption Premium, Optional Repurchase Price or Fundamental Change Payment pursuant to Article III) shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the Issue Date or thereafter created, incurred, assumed or guaranteed.

Each Holder by accepting a Debenture acknowledges and agrees that the subordination provision set forth in this Article XI are, and are intended to be, an inducement and consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created before or after the issuance of the Debentures, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness, and such holder of Senior Indebtedness shall be deemed conclusively to have relied upon such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness, and such holder is made an obligee hereunder and may enforce directly such subordination provisions.

SECTION 11.02.                              Debentures Subordinated to Prior Payment of All Senior Indebtedness On Dissolution, Liquidation, Reorganization, Etc., of the Company.  Upon any payment or distribution of the assets of the Company of any kind or character, whether in cash, property or securities (including any collateral at any time securing the Debentures), to creditors upon any dissolution, winding-up, total or partial liquidation, or reorganization of the Company (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation, or receivership proceedings, or upon an assignment for the benefit of creditors, or any marshalling of the assets of the Company, or upon any similar proceedings), then in such event:

(a)           all Senior Indebtedness (including principal thereof and interest thereon) shall first be paid in full before any Payment of the Debentures (as defined in Section 11.05) is made;

(b)           any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including any collateral at any time securing the Debentures), to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article XI, including any such payment or distribution which may be payable or deliverable by reason of the payment of another debt of the Company being subordinated to the payment of the Debentures, shall be paid or delivered by any debtor, custodian or other person making such payment or distribution, directly to the holders of the Senior Indebtedness or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of and interest on the Senior Indebtedness held or represented by each, for application to payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness; and

(c)           in the event that, notwithstanding the foregoing provisions of this Section 11.02, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders before all Senior Indebtedness is paid in full, such payment or distribution (subject to the provisions of Sections 11.06 and 11.07) shall be held in trust for the benefit of, and shall be immediately paid or delivered by the Trustee or such Holders, as the case may be, to the holders of Senior Indebtedness remaining unpaid, or their Representative or Representatives, ratably according to the aggregate amounts remaining unpaid on account of the principal of and interest on the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of such Senior Indebtedness.

The Company shall give prompt notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of the Company.

Upon any prepayment, payment or distribution of assets of the Company referred to in this Article XI, the Trustee, subject to the provisions of Sections 7.01 and 7.02, and the Holders shall be entitled to conclusively rely upon any order or decree by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceeding is pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI; provided that the foregoing shall apply only if such court, trustee, liquidating trustee or other person has been fully apprised of the provisions of this Article.

The Company shall promptly notify the holders of Senior Indebtedness (or their Representatives) if payment of the Debentures is accelerated because of an Event of Default.

SECTION 11.03.                              Holders to be Subrogated to Right of Holders of Senior Indebtedness.  Subject to the prior payment in full of all Senior Indebtedness, the Holders shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Debentures are subordinated and is entitled to like rights of subrogation including but not limited to holders of the Existing Pari Passu Indebtedness) to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until the principal of and interest on the Debentures shall be paid in full, and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of assets, whether in cash, property or securities, distributable to the holders of Senior Indebtedness under the provisions hereof to which the Holders would be entitled except for the provisions of this Article XI, and no payment pursuant to the provisions of this Article XI to the holders of Senior Indebtedness by the Holders shall, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of Senior Indebtedness, it being understood that the provisions of this Article XI are, and are intended, solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

SECTION 11.04.                              Obligations of The Company Unconditional.  Nothing contained in this Article XI or elsewhere in this Indenture or in any Debenture is intended to or shall impair the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Debentures, as and when the same shall become due and payable in accordance with the terms of the Debentures, or to affect the relative rights of the Holders and other creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon the happening of an Event of Default under this Indenture, subject to the provisions of Article VI, and the rights, if any, under this Article XI of the holders of Senior Indebtedness in respect of assets, whether in cash, property or securities, of the Company received upon the exercise of any such remedy.

SECTION 11.05.                              Company Not to Make Payment with Respect to Debentures in Certain Circumstances.  Upon the occurrence of any default in the payment of principal of (or premium, if any) or interest on Senior Indebtedness (a “Payment Default”), unless and until the amount of Senior Indebtedness affected by such Payment Default then due shall have been paid in full, or such Payment Default shall have been cured or waived or shall have ceased to exist, the Company shall not pay principal of, premium, if any, or interest on the Debentures or any other amount due pursuant to this Indenture or any Debentures or make any deposit pursuant to Article III or Section 8.01 and shall not repurchase, redeem or otherwise retire any Debentures (collectively, “Payment of the Debentures”).

Unless Section 11.02 shall be applicable, upon (1) the occurrence of a default on Designated Senior Indebtedness (other than a Payment Default) that occurs and is continuing that permits the holders of such Designated Senior Indebtedness (or their Representative or Representatives) to accelerate its maturity and (2) receipt by the Company and the Trustee from the holders of such Designated Senior Indebtedness or their respective agents or Representatives of written notice of such occurrence and the imposition of a Payment Blockage Period hereunder, then the Company shall not make any Payment of the Debentures for a period (the “Payment Blockage Period”) commencing on the earlier of the date of receipt by the Company or the Trustee of such notice and ending on the earlier of (subject to any blockage of payments that may then be in effect under this Section 11.05) (x) the date 179 days after such date, (y) the date such default shall have been cured or waived in writing or shall have ceased to exist or such Senior Indebtedness shall have been discharged, or (z) the date such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from such holders of such Designated Senior Indebtedness, or their respective agents or Representatives, after which, in case of clause (x), (y) or (z), as the case may be, the Company shall resume making any and all required payments.  Notwithstanding any other provision of this Indenture, only one Payment Blockage Period may be commenced within any consecutive 365-day period, and no event of default with respect to any Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to such Designated Senior Indebtedness shall be, or can be made, the basis for the commencement of a second Payment Blockage Period whether or not within a period of 365 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.  In no event will a Payment Blockage Period extend beyond 179 days.

In the event that, notwithstanding the foregoing provisions of this Section 11.05, any Payment of the Debentures shall be made by or on behalf of the Company and received by the Trustee, any Holder or any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust), which payment was prohibited by this Section 11.05, then, unless and until the amount of Senior Indebtedness then due, as to which a default shall have occurred, shall have been paid in full, or such default shall have been cured or waived, such payment (subject, in each case, to the provisions of Sections 11.06 and 11.07) shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Senior Indebtedness or their Representative or Representatives, ratably according to the aggregate amounts remaining unpaid on account of the principal of and interest on the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of Senior Indebtedness.  The Company shall give prompt written notice to the Trustee of any default under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued.

SECTION 11.06.                              Notice to Trustee.  The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Debentures, but failure to give such notice shall not affect the subordination provided in this Article XI of the Debentures to Senior Indebtedness.  Notwithstanding the provisions of this Article XI or any other provision of this Indenture, the Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, unless and until the Trustee shall have received written notice thereof from the Company or from the holder or holders of Senior Indebtedness or from their Representative or Representatives; and, prior to the receipt of any such notice, the Trustee, subject to the provisions of Sections 7.01 and 7.02, shall be entitled to assume conclusively that no such facts exist.

The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a Representative of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a Representative of any such holder.  In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article XI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of each Person under this Article XI, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 11.07.                              Application by Trustee of Monies Deposited with It.  Money or U.S. Government Obligations deposited in trust with the Trustee pursuant to Section 8.01 and not in violation of this Article XI shall be for the sole benefit of Holders and shall thereafter not be subject to the subordination provisions of this Article XI.  Otherwise, any deposit of monies by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of or interest on any Debentures shall be subject to the provisions of Sections 11.01, 11.02, 11.03 and 11.05; except that, if at least three Business Days prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of either the principal of or interest on any Debenture), a Trust Officer of the Trustee shall not have received with respect to such monies the notice provided for in Section 11.06, then the Trustee or any Paying Agent shall have full power and authority to receive such monies and to apply such monies to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to or after such date.  This Section 11.07 shall be construed solely for the benefit of the Trustee and the Paying Agent and shall not otherwise affect the rights that holders of Senior Indebtedness may have to recover any such payments from the Holders in accordance with the provisions of this Article XI.

SECTION 11.08.                              Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness.  No right of any present or future holders of any Senior Indebtedness to enforce subordination, as herein provided, shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.  The holders of any Senior Indebtedness may extend, renew, modify or amend the terms of such Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders.  No amendment of this Article XI or any defined terms used herein or any other Sections referred to in this Article XI which adversely affects the rights hereunder of holders of Senior Indebtedness, shall be effective unless the holders of such Senior Indebtedness (required pursuant to the terms of such Senior Indebtedness to give such consent) have consented thereto.

SECTION 11.09.                              Trustee to Effectuate Subordination.  Each Holder by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge and effectuate the subordination provided in this Article XI and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 11.10.                              Right of Trustee to Hold Senior Indebtedness.  The Trustee, in its individual capacity, shall be entitled to all of the rights set forth in this Article XI in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.  Nothing in this Article XI shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07

SECTION 11.11.                              Article XI Not to Prevent Events of Default.  The failure to make a Payment of the Debentures by reason of any provision in this Article XI shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.

SECTION 11.12.                              No Fiduciary Duty Created to Holders of Senior Indebtedness.  Notwithstanding any other provision in this Article XI, the Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness by virtue of the provisions of this Article XI or otherwise.  With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article XI and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

SECTION 11.13.                              Article Applicable to Paying Agents.  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article XI shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XI in addition to or in place of the Trustee; provided, however, that Sections 11.06, 11.10 and 11.12 shall not apply to the Company if it acts as Paying Agent.

SECTION 11.14.                              Certain Conversion Deemed Payment.  For the purposes of this Article XI only, (1) the issuance and delivery of Junior Securities upon conversion of Debentures in accordance with Article XII shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Debentures or on account of the purchase or other acquisition of Debentures, and (2) the payment, issuance or delivery of cash, property or securities (other than Junior Securities) upon conversion of a Debenture shall be deemed to constitute payment on account of principal of such Debenture.  The term “Junior Securities” means (a) shares of any stock of any class of the Company and (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Debentures are so subordinated as provided in this Article.  Nothing contained in this Article or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Debentures, the right, which is absolute and unconditional, of the Holder of any Debenture to convert such Debenture in accordance with Article XII.

SECTION 11.15.                              Contractual Subordination.  This Article XI represents a bona fide agreement of contractual subordination pursuant to Section 510(b) of the Title 11, U.S. Code.

ARTICLE XII

CONVERSION

SECTION 12.01.                              Right to Convert.  Subject to and upon compliance with the provisions of this Indenture, each Holder shall have the right, at such Holder’s option, at any time before the close of business on the Business Day immediately preceding the Maturity Date (except that, with respect to any Debenture or portion thereof subject to a Redemption Notice or a duly completed election for repurchase, such right shall terminate on the close of business on the Business Day prior to the Redemption Date, the Optional Repurchase Date or the Fundamental Change Purchase Date, as the case may be (unless the Company defaults in the payment due upon redemption or repurchase), provided, however, that a Holder may convert a Debenture or portion thereof subject to an election for repurchase only if such Holder withdraws such election in accordance with Section 3.04(e)) to convert the principal amount of any Debenture held by such Holder, or any portion of such principal amount which is $1,000 or an integral multiple thereof, provided that the portion not so converted is in a minimum principal amount of $2,000, into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) based on the Conversion Rate in effect at such time, by surrender of the Debenture to be so converted in whole or in part in the manner provided in Section 12.02.  A Holder is not entitled to any rights of a holder of Common Stock until such Holder has converted his or her Debentures to Common Stock, and only to the extent such Debentures are deemed to have been converted to Common Stock under this Article XII.

SECTION 12.02.                              Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends.  To exercise, in whole or in part, the conversion privilege with respect to any Debenture, the Holder of such Debenture shall surrender such Debenture, duly endorsed, at an office or agency maintained by the Company pursuant to Section 4.04, accompanied by the funds, if any, required by the fourth paragraph of this Section 12.02, and shall give a duly signed written notice of conversion, in the form provided on the Debentures or available from the Conversion Agent (or such other notice which is acceptable to the Company) to the office or agency, that the Holder elects to convert such Debenture or such portion thereof specified in said notice.  Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which are issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 12.07.  Each such Debenture surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Debenture, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his or her duly authorized attorney.  The date on which the requirements set forth in this paragraph have been satisfied with respect to a Debenture (or portion thereof) will be the “Conversion Date” and a converting Holder will become the record holder of any shares of Common Stock upon such conversion as of such Conversion Date.  To exercise, in whole or in part, the conversion privilege with respect to a beneficial interest in a Global Security, a holder of such a beneficial interest must comply with the Depositary’s procedures for converting a beneficial interest in a Global Security and pay any funds required by the fourth paragraph of this Section 12.02 or by Section 12.07.

On the third Business Day following the relevant Conversion Date, the Company shall issue and shall deliver to such Holder at the office or agency maintained by the Company for such purpose pursuant to Section 4.04, a certificate or certificates for, or effect a book-entry transfer through the Depositary with respect to, the number of full shares of Common Stock issuable upon the conversion of such Debenture or portion thereof in accordance with the provisions of this Article XII and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 12.03.  Notwithstanding the preceding sentence, if any calculation required in order to determine the number of shares of Common Stock the Company must deliver in respect of a given conversion of Debentures is based on data or other information that will not be available to the Company on the date the requirements set forth in the first paragraph of this Section 12.02 have been satisfied, the Company will delay settlement of that conversion until no later than the third Business Day after the relevant data or information becomes available.  Certificates representing shares of Common Stock will not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid or the Holder shall have established to the reasonable satisfaction of the Company that such taxes and duties have been paid.  In case any Debenture of a denomination of an integral multiple greater than $2,000 is surrendered for partial conversion, and subject to Section 2.02, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of the Debenture so surrendered, without charge to him or her, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debenture.

Each conversion shall be deemed to have been effected with respect to a Debenture (or portion thereof) on the Conversion Date, and the Person in whose name any certificate or certificates for shares of Common Stock are issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided, however, that any Holder who has satisfied the requirements for conversion set forth above but does not receive certificates representing shares of Common Stock (or such shares in electronic book-entry form, as applicable) within five days after satisfying such requirements (or five days after such longer period of time as the Company may be allowed to deliver the shares pursuant to the terms of the preceding paragraph) may notify the Conversion Agent in writing of such failed conversion and such Holder will be reinstated as a Holder for all purposes under this Indenture until such shares are delivered.  Any such surrender on any date when the Company’s stock transfer books are closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Debenture is surrendered.

If any Debenture or a portion thereof is surrendered for conversion after 5:00 p.m. New York City time on a Record Date, Holders of such Debentures at 5:00 p.m. New York City time on such Record Date will receive the interest and Additional Interest, if any, payable on such Debentures on the corresponding Interest Payment Date notwithstanding the conversion.  Any Debenture or portion thereof surrendered for conversion during the period from 5:00 p.m. New York City time on the Record Date through 9:00 a.m. New York City time on the immediately following Interest Payment Date shall be accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest and Additional Interest, if any, otherwise payable on such Interest Payment Date on the principal amount being converted; provided, however, that no such payment need be made (1) for conversions following the Record Date immediately preceding the Maturity Date, (2) if the Company has specified a Redemption Date that is after a Record Date and on or prior to the corresponding Interest Payment Date, (3) if the Company has specified a Fundamental Change Purchase Date that is after a Record Date and on or prior to the corresponding Interest Payment Date or (4) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Debenture.  An amount equal to such payment shall be paid by the Company on such Interest Payment Date to the Holder at the close of business on such Record Date; provided, however, that if the Company defaults in the payment of interest, if applicable, on such Interest Payment Date, such amount shall be paid to the Person who made such required payment.  Except as provided above in this Section 12.02, no payment of interest shall be made and no adjustment shall be made for interest accrued, if any, on any Debenture converted or for dividends on any shares issued upon the conversion of such Debenture as provided in this Article XII.

With respect to any Debentures bearing a Restricted Securities Legend on the date of conversion, the shares of Common Stock distributed upon conversion will be issued in physical certificated form, will not be held in book-entry form through the facilities of the Depositary and shall be treated as “restricted securities,” and the Company will affix the applicable Restricted Stock Legend that is set forth in Exhibit C hereto upon such shares of Common Stock; provided that if any such Common Stock is being immediately resold pursuant to Rule 144, such shares need not be issued with such legend in connection with such sale.

By delivering the amount of cash and/or the number of shares of Common Stock issuable on conversion to the Trustee, the Company will be deemed to have satisfied its obligation to pay the principal amount of the Debentures so converted and its obligation to pay accrued and unpaid interest, if any, attributable to the period from the most recent Interest Payment Date to, but not including the Conversion Date (which amount will be deemed paid in full rather than cancelled, extinguished or forfeited).

SECTION 12.03.                              Cash Payments in Lieu of Fractional Shares.  No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Debentures.  If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered for conversion.  If any fractional share of stock otherwise would be issuable upon the conversion of any Debenture or Debentures, the Company may elect to make an adjustment therefore in cash based upon the Last Reported Sale Price of the Common Stock on the relevant Conversion Date; provided that if the Conversion Date is not a Trading Day, the Last Reported Sale Price for this purpose shall be the Last Reported Sale Price on the Trading Day immediately preceding the Conversion Date.

SECTION 12.04.                              Conversion Rate.  The Conversion Rate shall be as specified in the form of Debenture attached as Exhibit A hereto, subject to adjustment as provided in this Article XII.

SECTION 12.05.                              Adjustment of Conversion Rate.  (a)  The Conversion Rate shall be adjusted from time to time by the Company as follows, except that the Company will not make any adjustments to the Conversion Rate if Holders participate, at the same time and in the same manner as holders of the Common Stock and as a result of holding Debentures, in any of the transactions described below without having to convert their Debentures as if they held a number of shares of the Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount of Debentures held by such Holders, divided by $1,000.

(1)      If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of Common Stock, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where,

CR0 =
the Conversion Rate in effect immediately prior to the open of business on the Business Day immediately following (x) the date fixed for the determination of shareholders entitled to receive such dividend or distribution or (y) the date on which such split or combination becomes effective, as applicable (such date specified in clause (x) or (y), the “Dividend Record Date”);

CR1 =	the Conversion Rate in effect immediately after the open of business on the Business Day immediately following the Dividend Record Date;

OS0 =	the number of shares of the Common Stock outstanding immediately prior to the open of business on the Dividend Record Date; and

OS1 =
the number of shares of the Common Stock that would have been outstanding immediately prior to the open of business on the Dividend Record Date as adjusted to take into account such dividend, distribution, split or combination.

If any dividend or distribution of the type described in this clause (1) is declared that results in an adjustment pursuant to this clause (1) but is not so paid or made, or the outstanding shares of Common Stock are not split or combined, as the case may be, the Conversion Rate shall be immediately readjusted, effective (in the case of a dividend or distribution) as of the earliest of the date (i) the Company’s Board of Directors determines not to pay such dividend or distribution, (ii) the non-payment of such dividend is publicly announced or (iii) the dividend was to have been paid, or (in the case of a stock split or combination) the date on which such split or combination was to have been effective, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

(2)      If the Company distributes to all or substantially all holders of the Common Stock any rights, options, warrants or other securities (other than pursuant to any shareholder rights plan or any successor plan thereto) entitling them for a period of not more than 60 calendar days after the date of such distribution to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock), at a price per share (or conversion price per share) less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the announcement date for such distribution, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 ×	(OS0 + X)
(OS0 + Y)

where,

CR0 =
the Conversion Rate in effect immediately prior to the open of business on the Business Day immediately following the date fixed for the determination of shareholders entitled to receive such rights, options, warrants or other securities (such date, the “Rights Distribution Record Date”);

CR1 =	the Conversion Rate in effect immediately after the open of business on the Business Day immediately following the Rights Distribution Record Date;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on the Rights Distribution Record Date;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options, warrants or other securities;

and

Y =
the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options, warrants or other securities divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the distribution of such rights, options, warrants or other securities.

If such rights, options, warrants or other securities are not so issued, the Conversion Rate will remain the Conversion Rate that would then be in effect if a Rights Distribution Record Date for such distribution had not been fixed.  In addition, to the extent that Common Stock is not delivered after the expiration of such rights, options, warrants or other securities, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options, warrants or other securities been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

For purposes of this clause (2), in determining whether any rights, options, warrants or other securities entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices, and in determining the aggregate offering price of such shares, there shall be taken into account any consideration received by the Company for such rights, options, warrants or other securities and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company’s Board of Directors.

(3)      If the Company distributes shares of its Capital Stock, evidences of its Indebtedness, other assets or property or rights or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding

(i)           dividends or distributions and rights, options, warrants and other securities described in clause (1) or (2) above or clause (5) below;

(ii)          except as otherwise described below, rights issued to all or substantially all holders of the Common Stock pursuant to any shareholder rights plan or any successor plan thereto, or the detachment of such rights under the terms of any such plan;

(iii)         dividends or distributions paid exclusively in cash, including as described in clause (4) below;

(iv)         dividends or distributions effected pursuant to a reclassification, merger, sale, conveyance or other transaction described in Section 12.06, where such dividend or distribution becomes Reference Property as described in Section 12.06; and

(v)          Spin-Offs to which the provisions set forth below in this clause (3) shall apply;

then the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0
(SP0 - FMV)

where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Business Day immediately following the record date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the open of business on the Business Day immediately following such record date;

SP0 =
the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =
the fair market value (as determined by the Company’s Board of Directors) of the shares of Capital Stock, evidences of Indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution;

provided that if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, adequate provision will be made so that each Holder of Debentures shall receive on the date on which the distributed property is distributed to holders of the Common Stock, for each $1,000 principal amount of Debentures, the amount of distributed property such Holder would have received had such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the record date for such distribution; provided further that if the Company’s Board of Directors determines “FMV” for purposes of the foregoing adjustment by reference to the trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on the Common Stock in shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR1 = CR0 ×	(FMV0 + MP0)
MP0

where,

CR0 =	the Conversion Rate in effect immediately prior to the opening of business on the Business Day immediately following the record date for the Spin-Off;

CR1 =	the Conversion Rate in effect immediately after the opening of business on the Business Day immediately following such record date;

FMV0 =
the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period immediately following, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph will be made immediately after the open of business on the day after the last day of the Valuation Period, but will be given effect as of the open of business on the Business Day immediately following the record date for the Spin-Off.  For purposes of determining the applicable Conversion Rate in respect of any conversion during the Valuation Period, references within the portion of this clause (3) related to Spin-Offs to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, but excluding, the Conversion Date.

If any distribution or spin-off described in this clause (3) results in an adjustment to the Conversion Rate but such distribution or Spin-Off is not so made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such distribution or Spin-Off had not been declared.

(4)      If the Company pays any cash dividend or distribution to all or substantially all holders of the Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0
(SP0 - C)
where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Business Day immediately following the record date for such dividend or distribution;

CR1 =	the Conversion Rate in effect immediately after the open of business on the Business Day immediately following such record date;

SP0 =
the average of the last reported sale prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	the amount in cash per share the Company distributes to holders of the Common Stock.

If such dividend or distribution results in an adjustment to the Conversion Rate under the preceding paragraph and such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(5)      If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate will be increased based on the following formula:

CR1 = CR0 ×	AC + (SP1 x OS1)
(SP1 x OS0)

where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Business Day next succeeding the Expiration Date;

CR1 =	the Conversion Rate in effect immediately after the open of business on the Business Day next succeeding the Expiration Date;

AC =	the aggregate value of all cash and any other consideration (as determined by the Company’s Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to such tender or exchange offer);

OS1 =	the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to such tender or exchange offer); and

SP1 =	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing

The adjustment to the Conversion Rate under this clause (5) will be made at the close of business on the tenth Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date, but will be given effect as of the open of business on the Business Day following the Expiration Date.  For purposes of determining the applicable Conversion Rate in respect of any conversion during the 10 Trading Days commencing on, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, references to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, but excluding the Conversion Date.  If the Company or one of its Subsidiaries is obligated to purchase the Common Stock pursuant to any such tender or exchange offer but the Company or the relevant Subsidiary is permanently prevented by applicable law from effecting any such purchase or all or any portion of such purchases are rescinded, the new Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected.

(b)           The Company may, at its option, make such adjustments in the Conversion Rate, in addition to those required by Sections 12.05(a), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

The Company from time to time may, to the extent permitted by law and subject to the applicable rules of the New York Stock Exchange (or any other securities exchange on which the Common Stock may be listed at the time), increase the Conversion Rate of the Debentures by any amount for any period of at least 20 Business Days, if the Board of Directors has made a determination that such increase would be in the Company’s best interests, which determination shall be conclusive and described in a resolution of the Board of Directors.  The increase in the Conversion Rate shall be irrevocable during this period.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to the Holders of Debentures at his or her last address appearing on the Register of Holders maintained for that purpose a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(c)           With respect to any rights, options or warrants (the “Rights”) that may be issued or distributed pursuant to any rights plan that the Company implements after the Issue Date (each a “Rights Plan”), in lieu of any adjustment required by any other provision of this Section 12.05, upon conversion of the Debentures into Common Stock, to the extent that such Rights Plan is in effect upon such conversion, the Holders of Debentures will receive, with respect to the shares of Common Stock issued upon conversion, the Rights described therein, subject to the limitations set forth in and in accordance with any such Rights Plan; provided that if, prior to any conversion, however, the Rights have separated from the shares of Common Stock in accordance with the provisions of the Rights Plan so that Holders would not be entitled to receive any Rights in respect of the shares of Common Stock issuable upon conversion of the Debentures as a result of the timing of the Conversion Date, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of Common Stock securities as provided in clause (3) of Section 12.05(a), subject to appropriate readjustment in the event of the expiration, termination, repurchase or redemption of the Rights.  Any distribution of Rights pursuant to a Rights Plan that would allow Holders to receive upon conversion the Rights described therein with respect to the shares of Common Stock issuable upon conversion (unless such Rights have separated from the shares of Common Stock) shall not constitute a distribution of rights or warrants pursuant to Section 12.05(a).  Other than as specified in this clause (c), there will not be any adjustment to the Conversion Rate as the result of the issuance of any Rights, the distribution of separate certificates representing such Rights, the exercise or redemption of such Rights in accordance with any Rights Plan or the termination or invalidation of any Rights.

(d)           No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate; provided, however, that any adjustments which by reason of this Section 12.05(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment or reflected in an adjustment of the Conversion Rate at least annually.  All calculations under this Article XII shall be made by the Company and shall be made to the nearest ten thousandth of a share, as the case may be.  Notwithstanding the foregoing, all adjustments not previously made shall have effect and be made upon conversion of any of the Debentures.

Without limiting the foregoing, the Conversion Rate shall not be adjusted, among other things:  (i) upon the issuance of any shares of the Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of the Common Stock under any plan; (ii) upon the issuance of any shares of the Common Stock, or any options or rights to purchase shares of the Common Stock, pursuant to any present or future employee, director or consultant benefit plan or program of the Company, or assumed by the Company or any of its Subsidiaries; (iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause and outstanding as of the Issue Date; (iv) for a change in the par value of the Common Stock; or (v) for accrued and unpaid interest and Additional Interest, if any.

(e)           Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officer’s Certificate setting forth the Conversion Rate after such adjustment, detailing the calculation of the Conversion Rate and setting forth a brief statement of the facts requiring such adjustment.  Promptly after delivery of such certificate, the Company shall prepare and issue a press release containing the relevant information (and make that press release available on the Company’s website).  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(f)           If any distribution or transaction described in subsection (a) above has not yet resulted in an adjustment to the applicable Conversion Rate on the Business Day in question, and the shares the Holder will receive on conversion are not entitled to participate in the relevant distribution or transaction (because they were not held on a related record date or otherwise), then promptly after such distribution or transaction has occurred, the Company will adjust the number of shares that it delivers to the Holder as the Company determines is appropriate to reflect the relevant distribution or transaction.

(g)           For purposes of this Section 12.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.  The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(h)           Except as stated in this Section 12.05, the Company will not adjust the Conversion Rate.  If, however, the application of the provisions of Section 12.05 would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split or share combination).

(i)           The Company shall not take any action (i) that would result in an adjustment to the Conversion Rate pursuant to Section 12.05 or the par value of the Common Stock in such a manner as to result in the Conversion Price being less than the par value per share of the Common Stock or (ii) pursuant to Section 12.05 without complying, if applicable, with the shareholder approval rules of the New York Stock Exchange (including Rule 312, which requires shareholder approval of certain issuances of stock) or any stock exchange on which the Common Stock is listed at the relevant time.

SECTION 12.06.                              Effect of Recapitalization, Reclassification, Consolidation, Merger, Combination, Sale, Lease or Transfer.

In the event of any (i) recapitalization, reclassification or change of the outstanding shares of Common Stock (other than a change only in par value, or from par value to no par value, or from no par value to par value, or changes resulting from a subdivision or combination), (ii) consolidation, merger or combination involving the Company (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or a change as a result of a subdivision or combination) in, outstanding shares of Common Stock), (iii) sale, assignment, conveyance, transfer, lease or other disposition to another Person of the property and assets of the Company and its Subsidiaries as an entirety or substantially as an entirety, or (iv) statutory share exchange in each case, as a result of which holders of Common Stock shall be entitled to receive stock, other securities, other property, assets or cash (or any combination thereof) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that Holders of Debentures shall thereafter be entitled to convert Debentures into the kind and amount of shares of stock and other securities, property, assets or cash (or any combination thereof) that such Holders would have owned or otherwise been entitled to receive upon such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease, assignment, conveyance or other transfer had such Debentures been converted into shares of Common Stock immediately prior to such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease, assignment, conveyance or other transfer (subject to the right of such Holder to receive the Make Whole Fundamental Change Premium upon compliance with the provisions of Section 12.12) (such property, the “Reference Property”).  In such a case, any increase in the Conversion Rate by the additional shares described in Section 12.12 will not be payable in additional shares of the Common Stock, but will represent a right to receive the aggregate amount of cash, securities or other property into which the additional shares would convert in the transaction from the surviving entity (or a direct or indirect parent thereof).  In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in a recapitalization, reclassification, change, consolidation, merger, combination, sale, lease, assignment, conveyance or other transfer, the Reference Property into which the Debentures will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make such an election, subject to any limitations to which the holders of Common Stock are subject, including pro rata reductions applicable to any portion of the consideration payable.  The Company shall notify the Conversion Agent and Holders of the composition of such Reference Property promptly after determination thereof.  The Company shall not become party to any such recapitalization, reclassification, change, consolidation, merger combination, sale, lease, assignment, conveyance or other transfer unless the terms of such transaction are consistent with the foregoing.  Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XII.

If, in the case of any such reclassification, change, consolidation, merger, combination, sale, lease, assignment, conveyance or other transfer, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease, assignment, conveyance or other transfer, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Debentures as the Company’s Board of Directors shall reasonably consider necessary by reason of the foregoing.

If the Debentures become convertible into Reference Property, the Company shall notify the Trustee and issue a press release containing the relevant information (and make the press release available on the Company’s website).  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 12.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales, leases, assignments, conveyances or other transfers.  If this Section 12.06 applies to any event or occurrence, Section 12.05 shall not apply.

SECTION 12.07.                              Taxes on Shares Issued.  The issue of stock certificates on conversions of Debentures shall be made without charge to the converting Holder for any documentation, stamp or similar issue or transfer tax in respect of the issue thereof; provided that the Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Debenture converted.  The Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company any amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

SECTION 12.08.                              Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock.  The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares to provide for the conversion of the Debentures from time to time as such Debentures are presented for conversion.

Before taking any action which would cause an adjustment increasing the Conversion Rate to a level such that the Conversion Price would be below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Debentures, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate; provided, however, that no shares of Common Stock shall be required to be issued at a Conversion Price less than the par value of such Common Stock.

The Company covenants that all shares of Common Stock issued upon conversion of Debentures will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

The Company further covenants that as long as the Common Stock is quoted on the New York Stock Exchange, or its successor, the Company shall cause all Common Stock issuable upon conversion of the Debentures to be eligible for such quotation in accordance with, and at the times required under, the requirements of such market, and if at any time the Common Stock becomes listed on any other national securities exchange, the Company shall cause all Common Stock issuable upon conversion of the Debentures to be so listed and kept listed.

SECTION 12.09.                              Responsibility of Trustee.  The Trustee and any other Conversion Agent shall not at any time be under any duty of responsibility to any Holders to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and the Trustee makes no representations with respect thereto.  The Trustee and any other Conversion Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Debenture for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article XII.  Without limiting the generality of the foregoing, the Trustee and any other Conversion Agent shall not have any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 12.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of its Debentures after any event referred to in such Section 12.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate and Opinion of Counsel (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.  Neither the Trustee nor any Conversion Agent shall have any duties to holders of the Company’s Common Stock obtained by such holder under this Article XII, or any duty to monitor whether the Company issues (timely or otherwise) Common Stock to Holders under this Article XII.  In addition, without limiting the generality of the foregoing, the Trustee and any other Conversion Agent shall not have any responsibility to determine whether or to ensure that any share of Common Stock issued upon conversion of a Restricted Debenture shall bear any legend required by Sections 2.06(d) or 12.02 or the restricted or unrestricted CUSIP numbers contemplated by Section 2.14, or compliance with any similar provision relating to the Common Stock, nor shall the Trustee or any Conversion Agent be responsible for ensuring compliance with the restrictions set forth in Section 12.11.

SECTION 12.10.                              Notice to Holders Prior to Certain Actions.  If

(a)           the Company declares a dividend (or any other distribution) on the Common Stock (other than in cash out of retained earnings); or

(b)           the Company authorizes the granting to the holders of the Common Stock of rights, options or warrants to subscribe for or purchase any share of any class of Common Stock or any other rights, options or warrants; or

(c)           there is any reclassification of the Common Stock (other than a subdivision or combination of outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the consolidated assets of the Company; or

(d)           there is any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall cause to be filed with the Trustee and to be mailed to each Holder at his or her address appearing on the Register maintained for that purpose as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

SECTION 12.11.                              Restriction on Common Stock Issuable Upon Conversion.

(a)           Shares of Common Stock to be issued upon conversion of Debentures that bear a Restricted Securities Legend at the time of such conversion shall be physically delivered in certificated form to the Holders converting such Debentures and the certificate representing such shares of Common Stock shall bear the Restricted Stock Legend unless removed in accordance with Section 12.11(c).

(b)           If (i) shares of Common Stock to be issued upon conversion of Debentures that bear a Restricted Securities Legend at the time of such conversion are to be registered in a name other than that of the Holder of such Debenture or (ii) shares of Common Stock represented by a certificate bearing the Restricted Stock Legend are transferred subsequently by such Holder, then, unless (i) with respect to shares issued upon conversion of Restricted Debentures, the Restricted Securities Legend on the Global Securities has been removed pursuant to Section 2.07(c) or (ii) a shelf registration statement has become effective with respect to the resale of such shares of Common Stock and such shares are being transferred pursuant thereto, the Holder must deliver to the transfer agent for the Common Stock a certificate in substantially the form of Exhibit D hereto as to compliance with the restrictions on transfer applicable to such shares of Common Stock and neither the transfer agent nor the registrar for the Common Stock shall be required to register any transfer of such Common Stock not so accompanied by a properly completed certificate.

(c)           Except in connection with a transfers described in Section 12.11(b), if certificates representing shares of Common Stock are issued upon the registration of transfer, exchange or replacement of any other certificate representing shares of Common Stock bearing the Restricted Stock Legend, or if a request is made to remove such Restricted Stock Legend from certificates representing shares of Common Stock, the certificates so issued shall bear the Restricted Stock Legend, or the Restricted Stock Legend shall not be removed, as the case may be, unless there is delivered to the Company such satisfactory evidence, which, except in the case of a transfer made pursuant to Rule 144 under the Securities Act, may include an opinion of counsel pursuant to the laws in the State of New York, as may be reasonably required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144 under the Securities Act or that such shares of Common Stock are securities that are not “restricted” within the meaning of Rule 144 under the Securities Act.  Upon provision to the Company of such reasonably satisfactory evidence, the Company shall cause the transfer agent for the Common Stock to countersign and deliver certificates representing shares of Common Stock that do not bear the legend.

(d)           Notwithstanding Section 12.11(c), any stock certificate representing shares of Common Stock issued upon conversion of Debentures (or security issued in exchange or substitution therefor) as to which the restrictions on transfer shall have expired in accordance with their terms or that has been transferred, replaced or exchanged on or after the date that the Company, pursuant to Section 2.07(c), removes the Restricted Securities Legend from the Debentures, or that has been transferred pursuant to a resale registration statement that has been declared effective under the Securities Act may, upon surrender of such stock certificate to the Registrar for exchange, be exchanged for a new stock certificate, of like tenor and aggregate number of shares, which shall not bear any Restricted Stock Legend.

SECTION 12.12.                              Make Whole Premium Upon a Fundamental Change.  If there shall have occurred a Fundamental Change that constitutes a transaction or event described in clause (1) or (2) of the definition of Fundamental Change (subject to the paragraph immediately following such definition) (a “Make Whole Fundamental Change”), the Company shall pay a “Make Whole Fundamental Change Premium” to the Holders of the Debentures who elect to convert their Debentures in connection with such Make Whole Fundamental Change.  A conversion of Debentures will be deemed for these purposes to be “in connection with” such Make Whole Fundamental Change if the notice of conversion of the Debentures is received by the Conversion Agent from, and including, the effective date of the Make Whole Fundamental Change (the “Effective Date”) and prior to the close of business on the Business Day immediately prior to the related Fundamental Change Purchase Date.  The Company will notify Holders and the Trustee of the anticipated Effective Date and issue a press release (and make that press release available on the Company’s website) as soon as practicable after the Company first determines the anticipated Effective Date.

The Make Whole Fundamental Change Premium will consist of an increase in the Conversion Rate for such Debentures by a number of additional shares of Common Stock per $1,000 principal amount of Debentures, as determined in accordance with the table below, based on the Effective Date and the price (the “Stock Price”) paid (or deemed paid) per share of Common Stock in such Make Whole Fundamental Change. If the holders of the Common Stock receive only cash in a Make Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share.  Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date.

The Stock Prices set forth in the first row of the table below shall be adjusted as of any date on which the Conversion Rate of the Debentures is adjusted.  The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of additional shares set forth in the table below will be adjusted in the same manner as the Conversion Rate as set forth in Section 12.05 hereof, other than as a result of an adjustment of the Conversion Rate by adding the Make Whole Fundamental Change Premium as described above.

[remainder of page intentionally left blank]

Stock Price
Effective Date	$7.06	$7.50	$8.00	$9.00	$10.25	$11.75	$13.50	$15.50	$18.00	$25.00	$35.00	$50.00	$75.00	$100
December 21, 2009……..	30.5505	30.4962	27.3708	22.5211	18.2437	14.7015	11.8859	9.6966	7.8269	4.9685	3.1088	1.8067	0.8592	0.4385
December 31, 2010……...	30.5505	30.2835	26.8857	21.6475	17.1266	13.4942	10.6997	8.5842	6.8460	4.2889	2.6904	1.5782	0.7592	0.3896
December 31, 2011……...	30.5505	30.0529	26.2576	20.5314	15.7147	11.9531	9.1820	7.1884	5.6195	3.4589	2.1794	1.2948	0.6340	0.3290
December 31, 2012…….	30.5505	29.7290	25.4575	19.0703	13.8736	9.9924	7.2799	5.4498	4.1205	2.4696	1.5721	0.9526	0.4802	0.2553
December 31, 2013…….	30.5505	28.9378	24.0473	16.9420	11.3444	7.3391	4.7648	3.1826	2.2272	1.2921	0.8404	0.5166	0.2653	0.1422
December 31, 2014 ……	30.5505	24.3737	20.6970	14.7711	9.2297	4.2993	0.0050	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 31, 2015……...	30.5505	25.6970	21.7392	15.4239	9.5751	4.4325	0.0051	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 31, 2016……...	30.5505	27.1112	22.8249	16.0468	9.8895	4.5491	0.0052	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 31, 2017…….	30.5505	28.2778	23.6361	16.4286	10.0053	4.5708	0.0053	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 31, 2018…….	30.5505	28.6294	23.6234	16.1001	9.6697	4.3941	0.0051	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 31, 2019 ……	30.5505	24.3456	20.6753	14.7571	9.2142	4.2843	0.0050	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 31, 2020……...	30.5505	25.6792	21.7215	15.4040	9.5631	4.4246	0.0051	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 31, 2021……...	30.5505	27.0890	22.8058	16.0423	9.8794	4.5471	0.0052	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 31, 2022…….	30.5505	28.2771	23.6311	16.4227	10.0090	4.5756	0.0052	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 31, 2023…….	30.5505	28.6012	23.5859	16.0725	9.6551	4.3949	0.0050	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 31, 2024 ……	30.5505	24.3400	20.6671	14.7496	9.2067	4.2844	0.0049	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 31, 2025……...	30.5505	25.6741	21.7200	15.3948	9.5524	4.4217	0.0051	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 31, 2026……...	30.5505	27.0609	22.7813	16.0149	9.8626	4.5386	0.0052	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 31, 2027…….	30.5505	28.2469	23.6048	16.3930	9.9912	4.5669	0.0052	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 31, 2028…….	30.5505	28.5667	23.5621	16.0403	9.6429	4.3852	0.0050	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 31, 2029 ……	30.5505	24.3063	20.6305	14.7208	9.1895	4.2714	0.0049	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 31, 2030……...	30.5505	25.6195	21.6645	15.3609	9.5298	4.4056	0.0050	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 31, 2031……...	30.5505	26.9948	22.7135	15.9702	9.8321	4.5184	0.0051	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 31, 2032…….	30.5505	28.1409	23.4975	16.3160	9.9389	4.5368	0.0051	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 31, 2033…….	30.5505	28.3879	23.3746	15.8883	9.5346	4.3275	0.0049	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 31, 2034 ……	30.5505	23.6371	20.0592	14.3102	8.9389	4.1654	0.0048	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 31, 2035……...	30.5505	24.6223	20.7983	14.7256	9.1372	4.2369	0.0048	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 31, 2036……...	30.5505	25.4624	21.3485	14.9342	9.1747	4.2291	0.0048	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 31, 2037…….	30.5505	25.6713	21.2004	14.4597	8.7017	3.9724	0.0045	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 31, 2038…….	30.5505	24.3005	19.2035	12.0324	6.6861	2.9390	0.0034	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
December 31, 2039 ……	30.5505	22.2407	13.9074	0.0185	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If the Stock Price on the Effective Date is not set forth on the table above but is between two Stock Prices specified on the table above or the Effective Date is not set forth on the table above but is between two Effective Dates specified on the table above, the Make Whole Fundamental Change Premium will be determined by a straight-line interpolation between the Make Whole Fundamental Change Premiums set forth for the two Stock Prices and the two Effective Dates on the table above based on a 365/366-day year, as applicable; if the Stock Price on the Effective Date is greater than $100.00 per share, subject to adjustment as set forth herein, no Make Whole Fundamental Change Premium will be paid; and if the Stock Price on the Effective Date is less than $7.06 per share, subject to adjustment as set forth herein, no Make Whole Fundamental Change Premium will be paid.

For purposes of giving effect to the Make Whole Fundamental Change Premium, the Conversion Price of the Debentures following payment of the Make Whole Fundamental Change Premium shall be equal to the product of (a) the Conversion Price immediately prior to payment of the Make Whole Fundamental Change Premium and (b) the fraction obtained by dividing (i) the Conversion Rate immediately prior to payment of the Make Whole Fundamental Change Premium by (ii) the Conversion Rate immediately after payment of the Make Whole Fundamental Change Premium.

Notwithstanding the foregoing paragraphs, in no event will the total number of shares of Common Stock issuable upon conversion of a Debenture exceed 141.6431 per $1,000 principal amount of Debentures, subject to adjustment in the same manner as the Conversion Rate as set forth in Section 12.05(a) hereof.  If a Holder elects to convert its Debentures prior to the Effective Date, such Holder will not be entitled to an increased Conversion Rate in connection with such conversion.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed and attested, all as of the date first above written, signifying their agreements contained in this Indenture.

GENCORP INC.

By:	/s/
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/
Name:
Title:

EXHIBIT A – FORM OF DEBENTURE

[Include the following legend for Global Securities only (the “Global Securities Legend”):]

“THIS IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS CONVERTIBLE SUBORDINATED DEBENTURE FOR ALL PURPOSES.

[As part of the Global Securities Legend, include the following legend on all Global Securities for which DTC is to be the Depositary:]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO GENCORP INC. (THE “COMPANY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY THE AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OR DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM IN THE CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OR SUCH SUCCESSOR DEPOSITARY.”

[Include the following legend on all Debentures that are Restricted Debentures (the “Restricted Securities Legend”):]

THIS SECURITY AND THE SHARES ISSUABLE UPON CONVERSION OF THIS SECURITY OR IN CERTAIN OTHER CIRCUMSTANCES PURSUANT TO THE TERMS OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF GENCORP INC. THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF (OR OF ANY SUBSEQUENTLY ISSUED SECURITY) OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO GENCORP INC. OR ANY OF SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, GENCORP INC. AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

[FORM OF FACE OF DEBENTURE]

No. [ ]	CUSIP:
$[ ]	ISIN:

4.0625% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2039

GENCORP INC., an Ohio corporation (together with its successors and assigns, the “Company”), promises to pay to [________________], or registered assigns, the principal sum of [________________] Dollars ($[                ]) [If the Debenture is Global Security, add the following: , as revised by the Schedule of Exchanges of Interest in Global Security attached hereto], on December 31, 2039.

Interest Payment Dates:  June 30 and December 31, commencing June 30, 2010.

Record Dates:  June 15 and December 15

Dated:  [_________]

Additional provisions of this Debenture are set forth on the other side of this Debenture.

IN WITNESS WHEREOF, the Company has caused this Debenture to be signed manually or by facsimile by a duly authorized officer.

GENCORP INC.

By:
Name:
Title:

Trustee’s Certificate of Authentication:

This is one of the Debentures described in the
within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:           ________________________
Authorized Signatory

[FORM OF REVERSE SIDE OF DEBENTURE]

GENCORP INC.

4.0625% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2039

Capitalized terms used by not defined herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.           INTEREST.  GenCorp Inc., an Ohio corporation (the “Company”), promises to pay interest on the principal amount of this Debenture at the rate per annum shown above; provided that such rate may be increased from time to time as provided in the Indenture, including Sections 4.09 and 6.02(b) thereof.  Interest will be paid in cash, in shares of Common Stock or any combination of cash and shares of Common Stock, at the option of the Company as permitted by Section 2.15 of the Indenture.  The Company will pay interest semi-annually in arrears on June 30 and December 31 of each year, beginning June 30, 2010.  Interest on the Debentures will accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from December 21, 2009.  Interest, if any, will be computed on the basis of a 360-day year composed of twelve 30-day months.  The Company shall pay any increased interest required to be paid by it pursuant to Section 4.09 and Section 6.02(b) of the Indenture in the manner and on the dates otherwise provided herein for the payment of interest.

2.           METHOD OF PAYMENT.  The Company will pay interest on the Debentures (except defaulted interest) to the Person in whose name each Debenture is registered at the close of business on the June 15 and December 15 immediately preceding the relevant Interest Payment Date (each a “Record Date”) (other than as provided in the Indenture).  A Holder must surrender Debentures to a Paying Agent to collect principal payments.

The Company may pay interest in cash or, at any time on or after the one-year anniversary of the Issue Date or (if later) the one-year anniversary of the issuance date of any additional Debentures subsequently issued, in Common Stock or any combination of cash and Common Stock, at the Company’s option, subject to the terms and conditions of the Indenture.  If the Company makes any such interest payment in shares of Common Stock, on the third Business Day following the relevant Interest Payment Date, the Company shall issue and shall deliver to each Holder on the relevant Record Date at the office or agency maintained by the Company for such purpose pursuant to Section 4.04, a certificate or certificates for, or effect a book-entry transfer through the Depositary with respect to, the number of full shares of Common Stock issuable in accordance with the provisions of the Indenture and a check or cash in respect of any fractional interest in respect of a share of Common Stock.

The Company will pay the principal of and cash interest on the Debentures at the office or agency of the Company maintained for such purpose, in money of the United States that at the time of payment is legal tender for payment of public and private debts.  Until otherwise designated by the Company, the Company’s office or agency maintained for such purpose will be the principal Corporate Trust Office of the Trustee (as defined below).  However, the Company may pay principal and cash interest by check payable in such money, and may mail such check to the Holders of the Debentures at their respective addresses as set forth in the Register of Holders of Debentures.  Payments in respect of Debentures represented by a Global Security (including principal and interest) will be made by the transfer of immediately available funds to the accounts specified by the Depositary.  The Company will make all payments in respect of a Definitive Security (including principal and interest) by mailing a check to the registered address of each Holder thereof as set forth in the Debenture Register; provided, however, that payments on the Debentures may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Debentures, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 15 days immediately preceding the relevant Record Date (or such other date as the Trustee may accept in its discretion).

3.           PAYING AGENT AND REGISTRAR.  The Bank of New York Mellon Trust Company, N.A. (together with any successor Trustee under the Indenture referred to below, the “Trustee”), will act as Paying Agent, Conversion Agent and Registrar.  The Company may change the Paying Agent, Conversion Agent, Registrar or co-registrar without prior notice.  Subject to certain limitations in the Indenture, the Company or any of its Subsidiaries may act in any such capacity.

4.           INDENTURE.  The Company issued the Debentures under an Indenture dated as of December 21, 2009 (the “Indenture”) between the Company and the Trustee.  The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the “TIA”) as in effect on the Issue Date.  The Debentures are subject to, and qualified by, all such terms, certain of which are summarized hereon, and Holders are referred to the Indenture and the TIA for a statement of such terms.  However, to the extent any provision of any Debenture conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to: Chief Financial Officer, GenCorp Inc., P.O. Box 537012, Sacramento, California 95853-7012.

5.           REDEMPTION AND REPURCHASE.  The Debentures are subject to certain redemption and repurchase provisions under Article III of the Indenture.

At any time, the Company may redeem Debentures (an “Optional Redemption”) pursuant to Section 3.01 of the Indenture for cash (except as set forth below with respect to any Make Whole Optional Redemption Premium that may be payable), in whole or in part, if the Last Reported Sale Price of the Common Stock has been at least 150% of the Conversion Price then in effect for at least 20 Trading Days during any 30 consecutive Trading Day period ending within five Trading Days prior to the date on which the Company provides the Redemption Notice (as defined in subsection (f) of Section 3.01 of the Indenture).  The price to be paid by the Company in connection with the Optional Redemption (the “Redemption Price”) will equal the sum of (1) 100% of the principal amount of the Debentures to be redeemed, plus (2) accrued and unpaid interest, including Additional Interest, if any, to, but excluding, the Redemption Date (as defined in subsection (f) of Section 3.01 of the Indenture), plus (3) if the Company redeems the Debentures prior to December 31, 2014, a Make Whole Optional Redemption Premium as described in Section 3.01(b) of the Indenture.  If the Company redeems Debentures pursuant to Section 3.01 of the Indenture prior to December 31, 2014, the Company will make a Make Whole Optional Redemption Premium payment in cash, in Common Stock or any combination of cash and Common Stock, at the Company’s option, equal to the present value of the remaining scheduled payments of interest that would have been made on the Debentures to be redeemed had such Debentures remained outstanding from the Redemption Date to December 31, 2014, subject to the terms and conditions of the Indenture.

Holders have the right pursuant to Section 3.02 of the Indenture to require the Company to repurchase the Debentures on December 31, 2014, 2019, 2024, 2029 and 2034 (each of which, an “Optional Repurchase Date”).  The repurchase price payable for a Debenture (the “Optional Repurchase Price”) will equal the sum of (1) 100% of the principal amount of the Debentures to be redeemed, plus (2) accrued and unpaid interest, including Additional Interest, if any, to, but excluding, the Optional Repurchase Date, unless such Optional Repurchase Date falls after a Record Date in respect of such interest payment and on or prior to the corresponding Interest Payment Date, in which case the Company will pay the full amount of accrued and unpaid interest payable on such Interest Payment Date to the Holder of record at the close of business on such Record Date.  The Company may elect to pay the Optional Repurchase Price in cash, shares of Common Stock or any combination of cash and shares of Common Stock, at the Company’s option, subject to the terms and conditions of the Indenture.

Upon the occurrence of a Fundamental Change (the effective date of each such occurrence, the “Fundamental Change Date”), the Company shall notify the Holders and the Trustee in writing of such occurrence and shall be required pursuant to Section 3.03 of the Indenture to make an offer to repurchase all Debentures then outstanding at a repurchase price in cash (the “Fundamental Change Payment”) equal to 100% of the principal amount thereof, plus accrued and unpaid interest, including Additional Interest, if any, to, but excluding, the Fundamental Change Purchase Date (as defined in Section 3.03(b) of the Indenture) (unless the Fundamental Change Purchase Date is between a Record Date and the Interest Payment Date to which it relates, in which case the Company will pay accrued and unpaid interest on such Interest Payment Date to the Holder of record on such Record Date and the Fundamental Change Payment will be equal to 100% of the principal amount of the Debentures subject to repurchase and will not include accrued and unpaid interest, including any Additional Interest).

If there shall have occurred a Fundamental Change that constitutes a transaction or event described in clause (1) or (2) of the definition of Fundamental Change (subject to the paragraph immediately following such definition) (a “Make Whole Fundamental Change”), the Company shall pay pursuant to Section 12.12 of the Indenture a “Make Whole Fundamental Change Premium” to the Holders of the Debentures who elect to convert their Debentures in connection with such Make Whole Fundamental Change.

6.           SUBORDINATION.  The Company’s payment of the principal of, and interest on the Debentures is subordinated to the prior payment in full of the Company’s Senior Indebtedness as set forth in the Indenture.  Each Holder by his or her acceptance hereof covenants and agrees that all payments of the principal of, and interest on the Debentures by the Company shall be subordinated in accordance with the provisions of Article XI of the Indenture, and each Holder accepts and agrees to be bound by such provisions.  The Company agrees, and each Holder by accepting a Debenture agrees, that the indebtedness evidenced by the Debenture is equal in right of payment to the Existing Pari Passu Indebtedness.

7.           DENOMINATIONS, TRANSFER, EXCHANGE.  The Debentures are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Debentures may be registered and Debentures may be exchanged as provided in the Indenture.  As a condition of transfer, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company or the Registrar need not exchange or register the transfer of any Debenture or portion of a Debenture submitted for repurchase.

8.           PERSONS DEEMED OWNERS.  The registered Holder of a Debenture may be treated as its owner for all purposes.

9.           AMENDMENTS AND WAIVERS.  Subject to certain exceptions set forth in the Indenture, (i) the Company and the Trustee may amend the Indenture or the Debentures with the written consent of the Holders of at least a majority in principal amount of the then outstanding Debentures (including consents obtained in connection with a tender offer or exchange offer for Debentures) and (ii) any existing default may be waived with the consent of Holders of a majority in aggregate principal amount of the then outstanding Debentures.

The Company and the Trustee may amend the Indenture or the Debentures without notice to or the consent of any Holder of a Debenture to: (i) cure any ambiguity or omission or correct any inconsistent or otherwise defective provision contained in the Indenture or the Debentures, so long as such action will not materially adversely affect the interests of Holders; (ii) provide for the assumption by a surviving or successor corporation of the obligations of the Company under the Indenture or evidence and provide for the acceptance of appointment of a successor trustee pursuant to the Indenture; (iii) provide for uncertificated Debentures in addition to or in place of Definitive Securities; provided that the uncertificated Debentures are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended, or in a manner such that the uncertificated Debentures are described in Section 163(f)(2)(B) of the Internal Revenue Code of 1986, as amended; (iv) add guarantees with respect to the Debentures; (v) secure the Debentures; (vi) add to the Company’s covenants for the benefit of the Holders or surrender any right or power conferred upon the Company; (vii) make any change that does not materially adversely affect the rights of any Holder; (viii) comply with the provisions of any clearing agency, clearing corporation or clearing system, including DTC, the Trustee or the Registrar with respect to the provisions of the Indenture or the Debentures relating to transfers and exchanges of Debentures; (ix) comply with any requirements under the TIA; or (x) conform the provisions of the Indenture and the Debentures to the “Description of Debentures” section in the Company’s offering memorandum dated December 15, 2009 relating to the Debentures.

Without the consent of each Holder of a Debenture affected, an amendment or waiver under Section 9.02 of the Indenture may not (with respect to any Debentures held by a non-consenting Holder): (i) reduce the percentage in principal amount of Debentures whose Holders must consent to an amendment of this Indenture or to waive any past Default; (ii) reduce the rate of or extend the stated time for payment of interest on any Debenture or reduce the amount or extend the stated time for payment of Additional Interest; (iii) reduce the principal of or extend the stated maturity of any Debenture; (iv) make any change that adversely affects the conversion rights of any Debenture; (v) reduce the Redemption Price, the Optional Repurchase Price or the Fundamental Change Payment of any Debenture or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payment; (vi) make any principal or interest payable in a currency other than that stated in the Debenture; (vii) impair the right of any Holder to receive payment of principal of and interest, including any Additional Interest, on such Holder’s Debentures on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Debentures; (viii) change the ranking of the Debentures; or (ix) make any change in the provisions of clauses (i) through (viii) or in the waiver provisions of the Indenture which require each Holder’s consent, except to increase the percentage required for modification, amendment or waiver or to provide for the consent of each affected Holder.

In addition, no amendment of Article XI of the Indenture or any defined terms used therein or any other Sections referred to in Article XI which adversely affects the rights of holders of Senior Indebtedness, shall be effective unless the holders of such Senior Indebtedness (required pursuant to the terms of such Senior Indebtedness to give such consent) have consented thereto.

10.           DEFAULTS AND REMEDIES.  An “Event of Default” with respect to any Debentures occurs if: (i) the Company defaults in the payment of any installment of interest on the Debentures when due, whether or not such payment is prohibited by the subordination provisions set forth in Article XI of the Indenture, including any interest payable in connection with a redemption or repurchase pursuant to Article III and Additional Interest, if any, and continuance of such default for 30 days or more; (ii) the Company defaults in the payment of principal of the Debentures when due at maturity, upon redemption or repurchase pursuant to Article III of the Indenture, upon acceleration or otherwise, whether or not such payment is prohibited by the subordination provisions set forth in Article XI of the Indenture; (iii) the Company defaults in the delivery when due of all Common Stock deliverable upon conversion with respect to the Debentures, which default continues for five calendar days; (iv) the Company fails to provide timely a Fundamental Change Notice in accordance with Section 3.03 of the Indenture; (v) the Company fails to comply with Section 5.01 of the Indenture; (vi) the Company defaults (other than a default set forth in clauses (i), (ii), (iii), (iv) or (v) above) in the performance of, or breaches, any other covenant or agreement of the Company set forth in the Indenture or the Debentures and fails to remedy such default or breach within a period of 60 days after its receipt of written notice (“Notice”) thereof from the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Debentures; (vii) default by the Company or default by any Significant Subsidiary with respect to any mortgage, agreement or other instrument under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed having a principal amount in excess of $10,000,000 in the aggregate, whether such indebtedness now exists or shall hereafter be created, (1) resulting in such indebtedness becoming or being declared due and payable prior to its express maturity date or (2) constituting a failure to pay at least $10,000,000 of such indebtedness when due and payable (after the expiration of any applicable grace period) at its stated maturity, upon required repurchase, upon declaration or otherwise; provided that any such Event of Default shall be deemed cured and not continuing upon payment of such indebtedness or rescission of such declaration; (viii) a final judgment for the payment of $10,000,000 or more (excluding any amounts covered by insurance or bond) rendered against the Company or any Significant Subsidiary by a court of competent jurisdiction, which judgment is not discharged, stayed, vacated, paid or otherwise satisfied within 60 days after (1) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (2) the date on which all rights to appeal have been extinguished; or (ix) certain events involving bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary.  If an Event of Default occurs and is continuing, (i) the Trustee (by written notice to the Company); or (ii) the Holders of at least 25% in aggregate principal amount of the then-outstanding Debentures, by written notice to the Company and the Trustee, may declare the unpaid principal of, and accrued and unpaid interest, on all Debentures then outstanding to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency, or reorganization with respect to the Company all outstanding Debentures become due and payable without further action or notice.  Holders of Debentures may not enforce the Indenture or the Debentures except as provided in the Indenture.  The Trustee may require an indemnity satisfactory to it before it enforces the Indenture or the Debentures.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, or interest, if applicable) if it determines that withholding notice is in their interests.  The Company must furnish an annual compliance certificate to the Trustee.

11.           TRUSTEE DEALINGS WITH THE COMPANY.  The Trustee or any of its Affiliates, in their individual or any other capacities, may make or continue loans to or guaranteed by, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

12.           NO RECOURSE AGAINST OTHERS.  No director, officer, employee or shareholder, as such, of the Company shall have any liability for any obligations of the Company under the Debentures or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder by accepting a Debenture waives and releases all such liability.  The waiver and release are part of the consideration for the Debentures.

13.           AUTHENTICATION.  This Debenture shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

14.           ABBREVIATIONS.  Customary abbreviations may be used in the name of a holder or an assignee, such as: TEN CO = tenants in common, TEN ENT = tenants by the entireties, JT TEN = joint tenants with right of survivorship and not as tenants in common, CUST = Custodian and U/G/M/A = Uniform Gifts to Minors Act.

15.           CONVERSION.  Subject to and upon compliance with the provisions of the Indenture, the registered Holder of this Debenture has the right at any time before the close of business on the Business Day prior to the Maturity Date (or in case this Debenture or any portion hereof is subject to a Redemption Notice or a duly completed election for repurchase, before the close of business on the Business Day prior to the Redemption Date, the Optional Repurchase Date or the Fundamental Change Purchase Date (unless the Company defaults in payment due upon redemption or repurchase)) to convert each $1,000 principal amount of Debentures into 111.0926 shares of common stock of the Company (“Common Stock”), as adjusted from time to time as provided in the Indenture, including with respect to the Make Whole Fundamental Change Premium (the “Conversion Rate”), upon surrender of this Debenture to the Company at the office or agency maintained for such purpose (and at such other offices or agencies designated for such purpose by the Company), accompanied by written notice of conversion duly executed (and if the shares of Common Stock to be issued on conversion are to be issued in any name other than that of the registered Holder of this Debenture by instruments of transfer, in form satisfactory to the Company, duly executed by the registered Holder or its duly authorized attorney) and, in case such surrender shall be made during the period from the close of business on the Record Date immediately preceding any Interest Payment Date through 9:00 a.m. New York City time on such Interest Payment Date, also accompanied by payment, in funds acceptable to the Company, of an amount equal to the interest, otherwise payable on such Interest Payment Date on the principal amount of this Debenture then being converted; provided, however, that no such payment need be made if the Debentures are surrendered for conversion after the final Record Date.  Subject to the aforesaid requirement for a payment in the event of conversion after the close of business on a Record Date immediately preceding an Interest Payment Date, no adjustment shall be made on conversion for interest accrued hereon or for dividends on Common Stock delivered on conversion.  The right to convert this Debenture is subject to the provisions of the Indenture relating to conversion rights in the case of certain consolidations, mergers, or sales or transfers of substantially all the Company’s assets.

The Company shall not issue fractional shares or scrip representing fractions of shares of Common Stock upon any such conversion, but shall make an adjustment therefor in cash based upon the Last Reported Sale Price of the Common Stock on the date of conversion or, in lieu of making such cash payment, the Company may elect to round up to the next whole share the number of shares of Common Stock to be issued to the Holder of this Debenture upon conversion.

16.           GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Debenture in larger type.  Requests may be made to the Company at the address set forth for notice in the Indenture.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global Security or Definitive Security for an interest in this Global Security, have been made:

Date of Transfer	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such increase or decrease	Signature of Authorized Signatory of Trustee or Registrar

FORM OF CONVERSION NOTICE TO: GENCORP INC.

The undersigned registered owner of the Debenture hereby irrevocably exercises the option to convert this Debenture, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of GenCorp Inc. in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  If shares or any portion of this Debenture not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.  Any amount required to be paid by the undersigned on account of interest and taxes accompanies this Debenture.

Dated:

Fill in for registration of shares if to be delivered, and Debentures if to be issued, other than to and in the name of the registered Holder:

(Please Print):

_______________________________________________
                                        (Name)
_______________________________________________
                                 (Street Address)

_______________________________________________
                          (City, State and Zip Code)

Signature Guarantee:_______________________________
_______________________________________________
_______________________________________________

Signature (s)

Principal amount to be converted (if less than all):
$______,000

_______________________________________________
Social Security or other Taxpayer Identification Number
Date:
[Medallion Signature Guarantee:
[Signatures must be guaranteed by an eligible Guarantor Institution (banks, brokers, dealers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares are to be issued, or Debentures are to be delivered, other than to and in the name of the registered holder(s).  Medallion Signature Guarantees will be required for Definitive Securities.]

ASSIGNMENT FORM

To assign this Debenture, fill in the form below:
(I) or (we) assign and transfer this Debenture to

______________________________________________________________
(Insert assignee’s social security or tax I.D. no.)

______________________________________________________________
______________________________________________________________
______________________________________________________________
(Print or type assignee’s name, address and zip code)

and irrevocably appoint agent to transfer this Debenture on the books of the Company.  The agent may substitute another to act for him.

Your Signature:
(Sign exactly as your name appears on the other side of this Debenture)
Date:
Medallion Signature Guarantee:

Your Signature:

(Sign exactly as your name appears on the other side of

this Debenture)

Date:_____________________

Medallion Signature Guarantee:

[FOR INCLUSION ONLY IF THIS DEBENTURE BEARS A RESTRICTED SECURITIES LEGEND ––] In connection with any transfer of any of the Debentures evidenced by this certificate which are “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act), the undersigned confirms that the Debentures are being transferred:

CHECK ONE BOX BELOW

(1)	[ ]	to the Company or one of its subsidiaries; or

(2)	[ ]	pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	[ ]	pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

(4)	[ ]	pursuant to an shelf registration statement of the Company that has been declared effective under the Securities Act of 1933, in connection with the transfer of such shares of Common Stock ..

Unless one of the boxes is checked, the Registrar will refuse to register any of the Debentures evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (2) or (3) is checked, the Trustee may require, prior to registering any such transfer of the Debentures, such certifications and other information, and if box (3) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the Trustee of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933; provided that this paragraph shall not be applicable to any Debentures which are not “restricted securities” (as defined in Rule 144 (or any successor thereto) under the Securities Act).

Your Signature:
(Sign exactly as your name appears on the other side of this Debenture)
Date:
Medallion Signature Guarantee:

OPTION OF HOLDER TO ELECT REPURCHASE

If you wish to have this Debenture repurchased by the Company pursuant to Section 3.02 or 3.03 of the Indenture, as the case may be, check the box:  [  ]

If you wish to have a portion of this Debenture purchased by the Company pursuant to 3.02 or 3.03 of the Indenture, as the case may be, state the amount (in multiples of $1,000):  $_____________.

Your Signature:

(Sign exactly as your name appears on the other side of

this Debenture)

Date:_____________________

Medallion Signature Guarantee:______________________

EXHIBIT B

FORM OF CERTIFICATION
FOR TRANSFER PURSUANT TO RULE 144

[Date]

  The Bank of New York Mellon Trust Company, N.A.
  700 S. Flower Street, Suite 500
  Los Angeles, California 90017
Attention:	Corporate Trust Division - Corporate Finance Unit

Re:  4.0625% Convertible Subordinated Debentures due 2039 (the “Debentures”) of GenCorp Inc. (the “Company”)

Ladies and Gentlemen:

Reference is hereby made to the Indenture, dated as of December 21, 2009 (as amended and supplemented from time to time, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.  Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

In connection with our proposed sale of $________ aggregate principal amount of the Debentures [in the case of a transfer of an interest in a 144A Global Debenture:  , which represent an interest in a 144A Global Debenture beneficially owned by] the undersigned (“Transferor”), we confirm that such sale has been effected pursuant to and in accordance with Rule 144 under the Securities Act of 1933, as amended.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:____________________________

_______________________________
Authorized Signature

B-1

EXHIBIT C

FORM OF RESTRICTED STOCK LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER: (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND (2) AGREES FOR THE BENEFIT OF GENCORP INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER (PROVIDED THAT, IN THE CASE OF ANY SALE, PLEDGE OR OTHER TRANSFER PURSUANT TO THIS CLAUSE (X), SO LONG AS THIS SECURITY CONSTITUTES A “RESTRICTED SECURITY” AS DEFINED IN RULE 144, SUCH SALE, PLEDGE OR TRANSFER SHALL BE DONE IN COMPLIANCE WITH RULE 144), AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT: (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR (C) TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (A “QIB”) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QIB AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (D) ABOVE (OTHER THAN A TRANSFER PURSUANT TO RULE 144), THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

C-1

EXHIBIT D

FORM OF TRANSFER CERTIFICATE FOR TRANSFER

OF RESTRICTED COMMON STOCK

(Transfers pursuant to Section 12.11(c) of the Indenture)

  BNY Mellon Shareowner Services
  Receive and Deliver Department
  P.O. Box 11002
  New York, NY 10286-1002

Re:	Restricted Common Stock of GenCorp Inc.

Reference is hereby made to the Indenture dated as of December 21, 2009 (the “Indenture”) between GenCorp Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee.  Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

This letter relates to _________ shares of Common Stock represented by the accompanying certificate(s) that were issued upon conversion of Debentures and which are held in the name of [name of transferor] (the “Transferor”) to effect the transfer of such Common Stock.

Such shares of Common Stock are only being transferred:

CHECK ONE BOX BELOW

(1)	[ ]	to the Company or one of its subsidiaries; or

(2)	[ ]	pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(3)	[ ]	pursuant to an exemption from registration under the Securities Act of 1933 provided by Rule 144 thereunder.

(4)	[ ]	pursuant to an shelf registration statement of the Company that has been declared effective under the Securities Act of 1933, in connection with the transfer of such shares of Common Stock ..

[signature page follows]

D-1

Unless one of the boxes is checked, the transfer agent will refuse to register any of the Common Stock evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (2) or (3) is checked, the transfer agent may require, prior to registering any such transfer of the Common Stock such certifications and other information, and if box (3) is checked such legal opinions, as the Company has reasonably requested in writing, by delivery to the transfer agent of a standing letter of instruction, to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.]

[Name of Transferor],
By:
Name:
Title:
Dated:

D-2